EXECUTION COPY

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	 P.T. ALATIEF FREEPORT INFRASTRUCTURE CORPORATION

			    ----------

			 CREDIT AGREEMENT

		  Dated as of December 15, 1993

			    ----------

	 THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION),
			     as Agent

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			TABLE OF CONTENTS

	  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

							     Page

SECTION 1.   DEFINITIONS AND ACCOUNTING MATTERS   . . . . . .   1

     1.01.   Certain Defined Terms. . . . . . . . . . . . . .   1
     1.02.   Accounting Matters . . . . . . . . . . . . . . .  18
     1.03.   Other Definitional Provisions  . . . . . . . . .  18

SECTION 2.   THE COMMITMENTS  . . . . . . . . . . . . . . . .  19

     2.01.   Loans  . . . . . . . . . . . . . . . . . . . . .  19
     2.02.   Manner of Borrowing  . . . . . . . . . . . . . .  19
     2.03.   Changes of Commitments . . . . . . . . . . . . .  20
     2.04.   Fees.  . . . . . . . . . . . . . . . . . . . . .  20
     2.05.   Lending Offices. . . . . . . . . . . . . . . . .  20
     2.06.   Several Obligations; Remedies Independent  . . .  20
     2.07.   Notes. . . . . . . . . . . . . . . . . . . . . .  21

SECTION 3.   PAYMENTS OF PRINCIPAL AND INTEREST;
	     PREPAYMENTS  . . . . . . . . . . . . . . . . . .  21

     3.01.   Repayment of Loans . . . . . . . . . . . . . . .  21
     3.02.   Interest . . . . . . . . . . . . . . . . . . . .  22
     3.03.   Post-Default Interest. . . . . . . . . . . . . .  22
     3.04.   Prepayments  . . . . . . . . . . . . . . . . . .  22

SECTION 4.   PAYMENTS; PRO RATA TREATMENT;
	     COMPUTATIONS; ETC.   . . . . . . . . . . . . . .  23

     4.01.   Payments . . . . . . . . . . . . . . . . . . . .  23
     4.02.   Pro Rata Treatment . . . . . . . . . . . . . . .  24
     4.03.   Computations . . . . . . . . . . . . . . . . . .  24
     4.04.   Certain Notices  . . . . . . . . . . . . . . . .  25
     4.05.   Non-Receipt of Funds by the Agent  . . . . . . .  25
     4.06.   Sharing of Payments, Etc.  . . . . . . . . . . .  26

SECTION 5.   YIELD PROTECTION AND ILLEGALITY  . . . . . . . .  27

     5.01.   Additional Costs . . . . . . . . . . . . . . . .  27
     5.02.   Alternative Interest Rate  . . . . . . . . . . .  30
     5.03.   Illegality . . . . . . . . . . . . . . . . . . .  31
     5.04.   Compensation . . . . . . . . . . . . . . . . . .  31
     5.05.   HLT Classification . . . . . . . . . . . . . . .  32
     5.06.   Indonesian Taxes . . . . . . . . . . . . . . . .  32
     5.07.   Special Provisions Regarding Affected Banks  . .  35

SECTION 6.   CONDITIONS PRECEDENT.  . . . . . . . . . . . . .  36

     6.01.   Loans  . . . . . . . . . . . . . . . . . . . . .  36
     6.02.   Further Conditions to Loans  . . . . . . . . . .  40

SECTION 7.   REPRESENTATIONS AND WARRANTIES . . . . . . . . .  42

     7.01.   Corporate Existence  . . . . . . . . . . . . . .  42
     7.02.   Corporate Action . . . . . . . . . . . . . . . .  42
     7.03.   Financial Condition  . . . . . . . . . . . . . .  42
     7.04.   No Breach  . . . . . . . . . . . . . . . . . . .  43
     7.05.   Litigation . . . . . . . . . . . . . . . . . . .  43
     7.06.   Governmental Approvals . . . . . . . . . . . . .  43
     7.07.   Nature of Business . . . . . . . . . . . . . . .  44
     7.08.   Title; Security Documents  . . . . . . . . . . .  44
     7.09.   Subsidiaries . . . . . . . . . . . . . . . . . .  45
     7.10.   Shareholders; Shareholder Interests and Related
	     Matters  . . . . . . . . . . . . . . . . . . . .  45
     7.11.   Conflicting Documents; Project Documents . . . .  45
     7.12.   Utility Services . . . . . . . . . . . . . . . .  46
     7.13.   Disclosure . . . . . . . . . . . . . . . . . . .  46
     7.14.   Use of Loans . . . . . . . . . . . . . . . . . .  46
     7.15.   Existing Credit Agreement Event  . . . . . . . .  46
     7.16.   Performance of Services  . . . . . . . . . . . .  47
     7.17.   Public Utility Holding Company Act.  . . . . . .  47
     7.18.   Investment Company Act . . . . . . . . . . . . .  47
     7.19.   Hak Guna Bangunan Title  . . . . . . . . . . . .  47
     7.20.   Employee Benefit Plans.  . . . . . . . . . . . .  47
     7.21.   Environmental Compliance . . . . . . . . . . . .  47

SECTION 8.   COVENANTS OF THE COMPANY . . . . . . . . . . . .  47

     8.01.   Financial Statements and Other Information . . .  47
     8.02.   Proceedings  . . . . . . . . . . . . . . . . . .  50
     8.03.   Maintenance of Existence; Etc  . . . . . . . . .  50
     8.04.   Insurance  . . . . . . . . . . . . . . . . . . .  50
     8.05.   Taxes  . . . . . . . . . . . . . . . . . . . . .  53
     8.06.   Books and Records  . . . . . . . . . . . . . . .  53
     8.07.   Prohibition of Fundamental Changes . . . . . . .  53
     8.08.   Maintenance of Title and Lien  . . . . . . . . .  55
     8.09.   Limitation on Liens  . . . . . . . . . . . . . .  55
     8.10.   Indebtedness . . . . . . . . . . . . . . . . . .  56
     8.11.   Investments  . . . . . . . . . . . . . . . . . .  58
     8.12.   Compliance with Applicable Law; Etc. . . . . . .  58
     8.13.   Dividend Payments  . . . . . . . . . . . . . . .  58
     8.14.   Lines of Business  . . . . . . . . . . . . . . .  59
     8.15.   Transactions with Affiliates . . . . . . . . . .  59
     8.16.   Use of Proceeds  . . . . . . . . . . . . . . . .  59
     8.17.   Cash Flow Uses . . . . . . . . . . . . . . . . .  59
     8.18.   Project Construction; Maintenance  . . . . . . .  60
     8.19.   Performance, Enforcement and Amendment of
	     Agreements . . . . . . . . . . . . . . . . . . .  60
     8.20.   Conflicting Documents  . . . . . . . . . . . . .  61
     8.21.   Offering or Transfer of Interests in the
	     Company  . . . . . . . . . . . . . . . . . . . .  61
     8.22.   Source of Interest . . . . . . . . . . . . . . .  62
     8.23.   HGB Title Application  . . . . . . . . . . . . .  62

     8.24.   Employee Benefit Plans.  . . . . . . . . . . . .  62

SECTION 9.   EVENTS OF DEFAULT  . . . . . . . . . . . . . . .  63

SECTION 10.  THE AGENT. . . . . . . . . . . . . . . . . . . .  69

     10.01.  Appointment, Powers and Immunities . . . . . . .  69
     10.02.  Reliance by Agent  . . . . . . . . . . . . . . .  70
     10.03.  Defaults . . . . . . . . . . . . . . . . . . . .  70
     10.04.  Rights as Banks  . . . . . . . . . . . . . . . .  71
     10.05.  Indemnification  . . . . . . . . . . . . . . . .  71
     10.06.  Non-Reliance on Agent and other Banks  . . . . .  71
     10.07.  Failure to Act . . . . . . . . . . . . . . . . .  72
     10.08.  Resignation or Removal of Agent. . . . . . . . .  72
     10.09.  Change of Reference Banks  . . . . . . . . . . .  72

SECTION 11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . .  73

     11.01.  Waiver . . . . . . . . . . . . . . . . . . . . .  73
     11.02.  Notices  . . . . . . . . . . . . . . . . . . . .  73
     11.03.  Expenses, Indemnification; Etc.  . . . . . . . .  73
     11.04.  Amendments, Etc. . . . . . . . . . . . . . . . .  74
     11.05.  Successors and Assigns . . . . . . . . . . . . .  75
     11.06.  Assignments and Participations.  . . . . . . . .  75
     11.07.  Survival . . . . . . . . . . . . . . . . . . . .  77
     11.08.  Captions . . . . . . . . . . . . . . . . . . . .  77
     11.09.  Counterparts . . . . . . . . . . . . . . . . . .  77
     11.10.  Governing Law; Submission to Jurisdiction;
	     Waiver of Jury Trial; Waiver of Certain Claims
	     and Defenses . . . . . . . . . . . . . . . . . .  77
     11.11.  Confidentiality  . . . . . . . . . . . . . . . .  78
     11.12.  Judgment Currency  . . . . . . . . . . . . . . .  79
     11.13.  Publication of Articles of Association.  . . . .  79

EXHIBIT A      Form of FI Guaranty
EXHIBIT B      Form of FI Consent
EXHIBIT C-1    Form of BPN Confirmation
EXHIBIT C-2    Form of Ministry of Mines Consent
EXHIBIT D      Form of Note
EXHIBIT E      Form of Master Services Agreement
EXHIBIT F      Form of Purchase and Sale Agreement
EXHIBIT G-1    Form of Security Deposit Agreement
EXHIBIT G-2    Form of Fiduciary Transfer
EXHIBIT G-3    Form of Fiduciary Power
EXHIBIT G-4    Form of Fiduciary Assignment
EXHIBIT G-5    Form of Surat Kuasa
EXHIBIT H      Form of Opinion of United States Counsel to the
	       Company and FI
EXHIBIT I-1    Form of Opinion of Indonesian Counsel to the
	       Company
EXHIBIT I-2    Form of Opinion of Indonesian Counsel to FI
EXHIBIT J      Form of Opinion of Indonesian Counsel to ALatieF
EXHIBIT K      Form of Opinion of Counsel to FI
EXHIBIT L      Form of Opinion of Indonesian Counsel to the Banks
EXHIBIT M      Form of Opinion of United States Counsel to the
	       Banks
EXHIBIT N      Form of Confidentiality Agreement

SCHEDULE I     Applicable Lending Offices; Commitments
SCHEDULE II    Litigation
SCHEDULE III   Governmental Approvals
SCHEDULE IV    (Not Used)
SCHEDULE V     List of Initial Transfer Assets and Respective
	       Purchase Prices Therefor

	  This CREDIT AGREEMENT (this "Agreement"), dated as of December 15, 1993, among P.T. ALATIEF FREEPORT INFRASTRUCTURE CORPORATION, a corporation organized under the laws of Indonesia, (the "Company"); each of the financial institutions or other entities that is a signatory hereto as a "Bank" or that may from time to time become party hereto pursuant to Section 11.06(b) hereof in such capacity (each a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) ("Chase"), as agent for the Banks (in such capacity, the "Agent").

		      W I T N E S S E T H :

	  WHEREAS, the Company has requested that the Banks make term loans to it in order to partially finance the acquisition by the Company from P.T. Freeport Indonesia Company, an Indonesian limited liability company also domesticated in the State of Delaware, United States of America ("FI"), of certain infrastructure and infrastructure related assets forming part of the Infrastructure Support Project (as defined below); and

	  WHEREAS, subject to the terms and conditions hereof, the Banks are willing to make such loans to the Company.

	  NOW, THEREFORE, the parties hereto hereby agree as follows:

	  SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS.

	  1.01. Certain Defined Terms. As used herein, the following terms shall have the following respective meanings:

	  "Additional Costs" shall have the meaning ascribed thereto in Section 5.01(a) hereof.

	  "Affected Bank" shall have the meaning ascribed thereto in Section 5.07 hereof.

	  "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation and a Person and its Subsidiaries shall not be deemed to be Affiliates of each other.

	  "Agency Letter" shall mean that certain letter agreement dated as of the date hereof between Chase and the Company.

	  "Agent" shall have the meaning ascribed thereto in the caption hereof.

	  "Agreement" shall have the meaning ascribed thereto in the caption hereof.

	  "ALatieF" shall mean P.T. ALatieF Nusakarya
Corporation, an Indonesian limited liability company.

	  "Applicable Assets" shall have the meaning ascribed thereto in Section 6.02(c)(i) hereof.

	  "Applicable Law" shall mean all applicable Governmental Approvals, laws, statutes, treaties, rules, codes, ordinances, regulations, permits, certificates, orders, decrees, injunctions, writs, interpretations, licenses and permits of any Governmental Authority (including without limitation those pertaining to health, safety and the environment).

	  "Applicable Lending Office" shall mean, for each Bank and for each Loan, the office of such Bank (or of an affiliate of such Bank) designated for such Loan on Schedule I hereto (or, in the case of any Bank that may hereafter become party hereto, the office of such Bank (or of an affiliate of such Bank) designated for such Loan by such Bank at the time it becomes party hereto), or such other office of any such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to each of the Agent and the Company as the office through which such Loan is to be made and maintained.

	  "Applicable Margin" shall mean 2 % per annum.

	  "Authorized Officer" shall mean, with respect to any Person, the President, the President Director, any Director, any Vice President (however designated), Treasurer or Secretary of such Person, in each case whose name and specimen signature appear on a certificate of incumbency of such Person delivered to the Agent (a) on the Closing Date or (b) at any time thereafter but in all cases prior to the delivery by any such officer of any certification, instrument or other document to the Agent or any Secured Party pursuant to any Credit Document.

	  "Availability Period" shall mean, the period from (and including) the Closing Date to (and including) the second
Quarterly Date thereafter.

	  "Bank" shall have the meaning ascribed thereto in the caption hereof.

	  "Basle Accord" shall mean the proposals for a risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988.

	  "Book Value" shall mean, with respect to any property or asset of FI and as of any date of determination, (a) if FI shall account for such property or asset separately on its books, the then current book value of such property or asset under GAAP and (b) if FI shall not separately account for such property or asset on its books, the then current depreciated, amortized and/or depleted, as the case may be, capital cost allocable to such property or asset pursuant to a methodology confirmed by an internationally recognized firm of independent public accountants acceptable to the Agent in a report satisfactory in form and substance to the Agent.

	  "BPN" shall mean Badan Pertanahan Nasional, the
Indonesian office of agrarian affairs.

	  "BPN Confirmation" shall mean that certain letter from BPN, acting for and on behalf of the Government of Indonesia, to FI, dated as of September 2, 1993, and substantially in the form of Exhibit C-1 hereto.

	  "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Hong Kong or New York, New York and on which dealings in Dollar deposits are carried out in the Singapore interbank market.

	  "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement and each other Credit Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

	  "Cash Operating Costs" shall mean all reasonable and necessary cash operating costs of the Company incurred in connection with the ongoing operation, maintenance and repair of the Project including, without limitation, taxes, employee salaries and working capital requirements.

	  "Chase" shall have the meaning ascribed thereto in the caption hereof.

	  "Closing Date" shall mean the date of this Agreement specified in the caption hereof.

	  "Code" shall mean the Internal Revenue Code of 1986.

	  "Collateral" shall mean all rights, titles, interests and properties now owned or held, and hereafter owned or held, by the Company.

	  "Company" shall have the meaning ascribed thereto in the caption hereof.

	  "Company Commonly Controlled Entity" shall mean a
Person that is under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

	  "Company Multiemployer Plan" shall mean a Company Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

	  "Company Plan" shall mean any Plan in respect of which the Company or any Company Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

	  "Company Services" shall mean, collectively, all services to be performed by the Company under or pursuant to the Master Services Agreement or under or pursuant to any other contract, agreement, document or other arrangement referred to therein or contemplated thereby.

	  "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Loans in an aggregate amount up to but not exceeding the amount set forth for such Bank on
Schedule I hereto opposite the heading "Commitment" (as the same may be reduced at any time or from time to time pursuant to
Section 2.03 hereof). The initial aggregate amount of the "Commitments" of all Banks is $60,000,000.

	  "Commitment Fee" shall have the meaning ascribed thereto in Section 2.04(a).

	  "Confidentiality Agreement" shall have the meaning ascribed thereto in Section 11.11.

	  "Conflicting Document" shall mean any agreement, document or other instrument which, either generally or in specific contingencies, (a) would be breached by the performance by the Company or FI of any of its obligations under any Major Document or the Contract of Work, as applicable, (b) would be breached by the exercise by the Company of its rights under any Project Document or by the exercise by FI of its rights under the Joint Venture Agreement or the Contract of Work, (c) would preclude or impair the performance by the Company or FI of any of its obligations under any Major Documents or the Contract of

Work, as applicable, (d) would preclude or impair the exercise by the Company of its rights under any Project Document or the exercise by FI of its rights under the Joint Venture Agreement or the Contract of Work or (e) the execution, delivery or performance of which would otherwise result in a default under any Major Document or the Contract of Work, as applicable.

	  "Contract of Work" shall mean the Contract of Work made
December 30, 1991, between the Ministry of Mines of the Government of Indonesia, acting for and on behalf of said
Government, and FI.

	  "Contract of Work Event" shall mean, at any time,
(a) any material default by FI in the performance of its obligations under the Contract of Work which, at the time of determination, is continuing, (b) the delivery by the Government of Indonesia (or by any Person acting on its behalf) to FI of any notice pursuant to Article 20 of the Contract of Work alleging the occurrence of any material default by FI under the Contract of Work which, at the time of determination, is continuing, (c) any suspension or interruption of FI's mining and mineral processing operations in Irian Jaya, Indonesia of the type referred to in paragraph 3 of Article 3 of the Contract of Work (but without regard to the duration of any such suspension or interruption), (d) any material default by the Government of Indonesia in the performance of its obligations under the Contract of Work which could reasonably be expected to adversely effect FI or the Company, (e) any suspension or prohibition (whether de facto or de jure) by the Government of Indonesia of exports or sales of gold or copper ores (whether or not processed) from Indonesia applicable to FI which could reasonably be expected to have a material adverse effect on the financial condition of FI or (f) any act or omission by any Person that could reasonably be expected to result in, cause or otherwise give rise to a material adverse effect on any material rights of FI under the Contract of Work.

	  "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, the FI Guaranty, the FI Consent and any Permitted Interest Rate Protection
Agreement.

	  "Default" shall mean an Event of Default or an event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

	  "Default Interest Period" shall mean, in connection with any default by the Company in the payment of any principal of any Loan, such period (not to exceed three months) as the Agent shall choose in its discretion, the first such period to commence on and as of the date on which such principal becomes due and each succeeding such period to commence immediately upon the expiration of the immediately preceding such period.

	  "Dividend Payment" shall mean any dividend (in cash, property or obligations) on, or any other payment or distribution on account of, or the setting apart of money for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company, but excluding dividends payable solely in shares of common stock of the Company.

	  "Dollars" and "$" shall mean lawful money of the United
States.

	  "ERISA" shall mean the Employee Retirement Income
Security Act of 1974.

	  "Event of Default" shall have the meaning ascribed thereto Section 9.

	  "Existing Credit Agreements" shall mean, collectively,
(a) that certain $800,000,000 Amended and Restated Credit Agreement dated as of June 1, 1993, among FTX, FRP, certain banks from time to time parties thereto and Chemical Bank, as agent, and any other Persons from time to time party thereto, (b) that certain $550,000,000 Amended Credit Agreement dated as of June 1, 1993, among FTX, FCX, FI, certain banks from time to time parties thereto, Morgan Guaranty Trust Company of New York, as trustee for certain purposes of such agreement, and Chemical Bank, as agent and (c) any agreement, document or instrument constituting, creating and/or evidencing any Indebtedness the proceeds of which are applied directly or indirectly to repay or refinance any Indebtedness created or existing pursuant to any agreement referred to in (a) or (b) above or, if applicable, any Indebtedness referred to in this clause (c).

	  "Existing Credit Agreement Event" shall mean, at any time, (a) an event of default under any Existing Credit Agreement or (b) any event, condition, circumstance or state of facts (whether or not constituting a default or event of default) which would, pursuant to the provisions of the FI Trust Agreement as then in effect or any other then applicable trust, pledge, security or similar agreement, document or instrument, result in the loss of control by FI over the disposition of a material portion of its revenues (taking into account the effect of any applicable period of grace).

	  "Facility Fraction" shall mean, as of any date of determination, a fraction the numerator of which shall be the principal amount of Loans then outstanding (before giving effect to any prepayment of Loans to be made on such date) and the denominator of which shall be the aggregate principal amount of all Loans and Other Acquisition Indebtedness then outstanding (before giving effect to any prepayment of Loans and/or such Other Acquisition Indebtedness to be made on such date).

	  "FCX" shall mean Freeport-McMoRan Copper & Gold Inc., a
Delaware corporation.

	  "FI" shall have the meaning ascribed thereto in the first recital hereof.

	  "FI Amendment" shall have the meaning ascribed thereto in Section 11.04(a) hereof.

	  "FI Commonly Controlled Entity" shall mean a Person that is under common control with FI within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

	  "FI Consent" shall mean the Acknowledgement and Consent of FI dated as of the date hereof, and substantially in the form of Exhibit B.

	  "FI Guaranty" shall mean the Guaranty Agreement dated as of the date hereof between FI and the Agent, substantially in the form of Exhibit A hereto.

	  "FI Multiemployer Plan" shall mean an FI Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

	  "FI Plan" shall mean any Plan in respect of which FI or any FI Commonly Controlled Entity is an "employer" as defined in
Section 3(5) of ERISA.

	  "FI Security Documents" shall mean, collectively, (a) the FI Trust Agreement, (b) the Amended and Restated Pledge and Assignment and General Assignment of Accounts Receivable dated as of October 27, 1989, between FI and the FI Trustee, if then in effect, (c) the Surat Kuasa (Power of Attorney) dated December 30, 1991, granted by FI to the FI Trustee, as amended by the First Amendment thereto, (d) the Fiduciary Assignment of Accounts Receivable (Penyerahan Hak Atas Tagihan) dated December 30, 1991, granted by FI to the FI Trustee, as amended by the First Amendment thereto, (e) the Power of Attorney to Establish Fiduciary Transfer (Kuasa Untuk Memasang Penyerahan Hak Milik Fidusia) dated December 31, 1991, granted by FI to the FI Trustee, as amended by the First Amendment thereto and (f) the Fiduciary Transfer (Penyerahan Hak Secara Fidusia) dated December 30, 1991, granted by FI to the FI Trustee, as amended by the First Amendment thereto.

	  "FI Trust Agreement" shall mean the Trust Agreement, dated as of May 15, 1970, between FI and the FI Trustee, as amended by Amendments No. 1 through 7 thereto.

	  "FI Trustee" shall mean Morgan Guaranty Trust Company of New York.

	  "Fiduciary Assignment" shall mean the Fiduciary
Assignment of Accounts Receivable (Penyerahan Hak Atas Tagihan) dated as of the Closing Date granted by the Company to the Agent, substantially in the form of Exhibit G-4 hereto.

	  "Fiduciary Power" shall mean the Power of Attorney to Establish Fiduciary Transfer (Kuasa Untuk Memasang Penyerahan Hak Milik Fidusia) dated the Closing Date granted by the Company to the Agent, substantially in the form of Exhibit G-3 hereto.

	  "Fiduciary Transfer" shall mean the Fiduciary Transfer of Assets (Penyerahan Hak Secara Fidusia) dated the Closing Date granted by the Company to the Agent, substantially in the form of Exhibit G-2 hereto.

	  "Final Maturity Date" shall mean the Quarterly Date corresponding to the fifth anniversary of the Closing Date.

	  "FRP" shall mean Freeport McMoRan Resource Partners,
Limited Partnership, a Delaware limited partnership.

	  "FTX" shall mean Freeport-McMoRan Inc., a Delaware corporation.

	  "GAAP" shall mean generally accepted account principles in the United States applied on a consistent basis.

	  "Governmental Approval" shall mean any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, agreement, filing for registration by or with, or any other action whatsoever by or on behalf of, any Governmental Authority.

	  "Governmental Authority" shall mean any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality or judicial, legislative, executive or administrative body of the United States, any state therein or Indonesia (or any political subdivision of any of the foregoing).

	  "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any other Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed", when used as verbs, shall have correlative meanings.

	  "Hypothec Power" shall mean a Power of Attorney to Establish Registered Hypothec in such form as shall be reasonably acceptable to each of the Agent and the Company.

	  "Indebtedness" shall mean, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days of the date the respective goods are delivered or respective services rendered and are not overdue; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (irrespective of whether the obligation for which such letter of credit or similar instrument is issued or accepted shall be that of such Person or any other Person); (e) Capital Lease Obligations of such Person; (f) Indebtedness of others Guaranteed by such Person; (g) the unearned balance of any advance payment received by such Person under any contract or agreement; (h) the undischarged balance of any production payment owed or payable by such Person; and (i) all obligations of such Person under any agreement providing generally or under specific contingencies for the transfer or mitigation of interest rate or commodity price risks.

	  "Indonesia" shall mean the Republic of Indonesia.

	  "Indonesian Taxes" shall have the meaning ascribed thereto in Section 5.06(a).

	  "Infrastructure Support Project" shall mean substantially all of the infrastructure and infrastructure related facilities and assets currently existing, or to be constructed, supporting (but not directly used in) FI's mineral extraction and processing operations in Irian Jaya, Indonesia, including, without limitation, the Initial Transfer Assets.

	  "Initial Transfer Assets" shall mean those Infrastructure Support Project assets listed on Schedule V hereto to be transferred by FI to the Company.

	  "Interest Period" shall mean, with respect to any Loan,

	  (a) initially, the period commencing on (and including) the date such Loan was made and ending on (but excluding) the first Quarterly Date thereafter (unless such Loan is a Quarterly Date Loan, in which case the initial Interest Period therefor shall commence on (and include) the date such Loan was made and shall end on (but exclude) the first or second Quarterly Date thereafter (or, if there shall be no numerically corresponding date in such subsequent month, on the last day thereof), as the Company may select in accordance with Section 2.02); and

	  (b) thereafter, the period commencing on (and including) the expiration date of the immediately preceding Interest Period and ending on (but excluding) the numerically corresponding calendar day in the third or sixth month thereafter (or, if there shall be no numerically corresponding date in such subsequent month, on the last day thereof), as the Company may select in accordance with
     Section 4.04;

provided, however, that (i) no Interest Period may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of Loans having Interest Periods which end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date; (ii) any Interest Period which would end on a day which is not a Business Day shall end on the immediately preceding Business Day; and (iii) no Interest Period shall commence prior to, and end after, the Final Maturity Date.

	  "Investment" in any Person shall mean (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than any such advance, loan or extension of credit representing receivables from FI under the Master Services Agreement) or any Guarantee of, or other contingent obligation with respect to, any Indebtedness or other liability of such Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; and (c) the acquisition of any similar property, right or interest.

	  "Joint Venture Agreement" shall mean the Joint Venture
Agreement dated March 11, 1993, between FI and ALatieF.

	  "Lien" shall mean, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

	  "Loans" shall have the meaning ascribed thereto in
Section 2.01.

	  "Major Documents" shall mean, collectively, each Credit
Document and each Project Document.

	  "Majority Banks" shall mean, at any time, Banks having at least 51% of the aggregate outstanding principal amount of the Loans at such time; provided, that if no Loans are outstanding, such term shall mean Banks having at least 51% of the aggregate Commitments at such time.

	  "Master Services Agreement" shall mean the Master
Services Agreement dated as of the date hereof between the Company and FI, substantially in the form of Exhibit E hereto.

	  "Master Services Proceeds Account" shall have the meaning ascribed thereto in the Security Deposit Agreement.

	  "Material Adverse Effect" shall mean, as of any date of determination, (a) a material adverse effect on (i) the material property or assets of the Company or FI or the business, operations, condition (financial or otherwise), liabilities or capitalization of such Person, (ii) the ability of the Company or FI to perform its obligations under any Major Document to which it is party or, in the case of FI, the Contract of Work, (iii) the ability of the Company to exercise any material right and/or privilege under any Project Document, the BPN Confirmation, the Ministry of Mines Consent or any other Project Governmental Approval, (iv) the ability of FI to exercise any material right or privilege under the Joint Venture Agreement, the Contract of Work or any Project Governmental Approval, (v) the ability of the Company or FI to comply with the terms and conditions of any material Project Governmental Approval or, in the case of FI, the Contract of Work, (vi) the validity or enforceability of any Major Document, the BPN Confirmation, the Ministry of Mines Consent, any other material Project Governmental Approval or the Contract of Work or (vii) the validity or enforceability of the Liens under any Security Document or (b) the occurrence of (i) any rescission, repeal, termination, suspension of or materially adverse amendment, supplement or condition to any material Project Governmental Approval or the Contract of Work or (ii) the issuance by any Governmental Authority of any order, judgment, regulation or decision or the taking of any other action the effect of which could reasonably be expected to result in a Material Adverse Effect under clause (a) above.

	  "Milepost 50" shall mean milepost 50 on FI's road between the towns of Amamapare and Tembagapura in Irian Jaya, Indonesia.

	  "Ministry of Mines Consent" shall mean that certain letter from the Indonesian Ministry of Mines, acting for and on behalf of the Government of Indonesia, to FI dated as of December, 1993, and substantially in the form of Exhibit C-2 hereto.

	  "Net Disposition Proceeds Balance" shall mean, as of any date of determination, the excess of (a) the aggregate amount of all proceeds received by the Company on or prior to such date from sales of single family residential dwellings pursuant to
Section 8.07(b)(ii) over (b) the aggregate principal amount of all Loans and Other Acquisition Indebtedness prepaid prior to such date pursuant to Section 3.04(b)(v) hereof and any similar provision contained in any document or agreement relating to such Other Acquisition Indebtedness, as the case may be.

	  "Non-Essential Governmental Approval" shall mean, with respect to any action or undertaking of any Person (including, without limitation, the execution, delivery and performance by such Person of any agreement or document) and as of any date of determination, any Governmental Approval which is required under Applicable Law to be obtained, made, given, filed or issued in connection with such action or undertaking but which (a) is of a routine and ministerial nature, (b) is not required under Applicable Law to be obtained, made, given, filed or issued at or prior to such date of determination and is customarily not applied for or filed prior to the time required and (c) either
(i) when required, will be obtained, made, given, filed or issued by the applicable Governmental Authority in the ordinary course of business free from any condition or requirement compliance with which could reasonably be expected to result in a Material Adverse Effect or which cannot or will not be satisfied on or prior to the time required under Applicable Law or (ii) the denial or rejection of which would not preclude the lawful consummation of such action or undertaking and would not in any way result in a Material Adverse Effect.

	  "Non-Indonesia Bank" shall have the meaning ascribed thereto in Section 5.06(f) hereof.

	  "Notes" shall mean the promissory notes provided for by
Section 2.07 hereof.

	  "Obligations" shall mean all obligations of the Company or FI now existing or hereafter arising under the Credit
Documents, whether for principal, interest, fees, expenses or otherwise.

	  "Other Acquisition Indebtedness" shall mean any Indebtedness of the Company permitted pursuant to Section 8.10(c) hereof.

	  "Participation Agreement" shall have the meaning ascribed thereto in Section 11.06(c) hereof.

	  "Payor" shall have the meaning ascribed thereto in
Section 4.05 hereof.

	  "PBGC" shall mean the Pension Benefit Guaranty
Corporation referred to and defined in ERISA.

	  "Plan" shall mean any pension plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or
Section 412 of the Code.

	  "Peril" shall have the meaning ascribed thereto in
Section 8.04 hereof.

	  "Permitted Contest" shall mean, with respect to any Person, any contest of the validity or amount of any taxes or any Lien (or the amount secured thereby) pursued by such Person in good faith and by appropriate proceedings diligently conducted so long as (a) adequate reserves have been established with respect thereto in accordance with GAAP and (b) if the subject claim is material, during the period of such contest the enforcement of such subject claim is effectively stayed and any Lien arising thereby shall be effectively removed of record by the posting of a surety bond or other similar instrument by a reputable surety company, the posting of a letter of credit issued by a reputable bank or any Bank or the provision of cash collateral, in all cases in an amount sufficient to assure the discharge of such subject claim and any actual or proposed deficiency, additional charge, penalty or expense arising from or incurred as a result of such contest.

	  "Permitted Interest Rate Protection Agreement" shall mean any interest rate protection agreement between the Company and any Bank, provided that (a) the aggregate notional principal amount of Indebtedness the subject of all such interest rate protection agreements shall not at any time exceed the sum of the aggregate principal amount then outstanding of all Loans and Other Acquisition Indebtedness and (b) any Bank party to any such interest rate protection agreement shall have, in its capacity as counterparty to such agreement, (i) designated the Agent in writing as its agent for purposes of the Credit Documents and
(ii) agreed in writing to be bound by the provisions thereof.

	  "Permitted Investments" shall mean (a) certificates of deposit of, or other time deposits or demand deposits with, banks having capital and surplus exceeding $100,000,000 (or with their branches outside the United States); (b) up to $1,000,000 in the aggregate of demand deposits with Indonesian banks not meeting the requirements of (a) above for purposes of paying operating costs in Indonesia; (c) readily marketable obligations issued or guaranteed by the United States or any agency or instrumentality thereof or issued or guaranteed by any State or any agency or instrumentality or political subdivision thereof given one of the two highest ratings by either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (d) investments in readily marketable money market funds having assets in excess of one billion Dollars, which assets have an average life of less than one year and an average quality of at least "A" as rated by Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (e) commercial paper rated A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., issued by an issuer rated not less than "A" by such rating agencies.

	  "Permitted Lien" shall mean, with respect to any property or asset of the Company, any Lien the existence of which is not prohibited pursuant to Section 8.09 hereof.

	  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

	  "Plan" shall mean any pension plan which is covered by Title IV of ERISA or Section 412 of the Code.

	  "Principal Office" shall mean the principal office of Chase (currently located at 1 Chase Manhattan Plaza, New York,
New York 10081) or any other Person then serving as Agent pursuant to the provisions of the Credit Documents.

	  "Principal Payment Dates" shall mean each Quarterly
Date commencing on (and including) March 15, 1994, through (and including) the Final Maturity Date.

	  "Project" shall mean such Infrastructure Support Project assets and facilities, together with all related and associated property and rights, now owned or hereafter acquired by the Company pursuant to each Purchase and Sale Agreement or otherwise, together with such other assets, properties or other rights now owned or hereafter acquired necessary to or for, or relating to, the performance of any or all Company Services.

	  "Project Documents" shall mean, collectively, each Purchase and Sale Agreement, the Master Services Agreement, and the Joint Venture Agreement.

	  "Project Governmental Approvals" shall mean all Governmental Approvals necessary for (a) the execution, delivery and performance of each Major Document by each party thereto, (b) the acquisition, ownership, construction, possession, use, operation and maintenance of the Project by the Company, (c) the disposition by FI of all Project properties, (d) the use by the Company and/or FI (and the employees or designees of each such Person) of any and all Project properties, (e) the provision by the Company of the Company Services and (f) the grant by the Company of the Liens and other interests created or to be created, or purported to be created, by the Security Documents. "Project Governmental Approvals" shall include, without limitation, the Contract of Work, the BPN Confirmation and the Ministry of Mines Consent.

	  "Purchase and Sale Agreements" shall mean, collectively, each Purchase and Sale Agreement to be entered into between the Company and FI in substantially the form of Exhibit F hereto.

	  "Quarterly Date Loan" shall mean any Loan made on a Quarterly Date during the Availability Period.

	  "Quarterly Dates" shall mean each of March 15, June 15, September 15 and December 15 in each calendar year, provided, that if any such day is not a Business Day, the relevant Quarterly Date shall be the immediately preceding Business Day.

	  "Reacquisition Asset" shall have the meaning ascribed thereto in Section 8.07(b)(iii).

	  "Reacquisition Event" shall have the meaning ascribed thereto in Section 15.1 of the Master Services Agreement.

	  "Reference Banks" shall mean Chase, ABN-AMRO BANK, N.V.
and Citibank, N.A. (or their respective Applicable Lending
Offices, as the case may be).

	  "Regulation D, Regulation G, Regulation T, Regulation U and Regulation X" shall mean, respectively, Regulation D, Regulation G, Regulation T, Regulation U and Regulation X of the
Board of Governors of the Federal Reserve System.

	  "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulation (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to any Bank of, under or pursuant to any United States Federal, state or foreign law or regulation (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

	  "Replacement Bank" shall have the meaning ascribed thereto in Section 5.07(ii) hereof.

	  "Reportable Event" shall mean any "reportable event" as defined in Section 4043(b) of ERISA or the regulations issued thereunder.

	  "Required Payment" shall have the meaning ascribed thereto in Section 4.05 hereof.

	  "Required Purchase Price" shall have the meaning ascribed thereto in Section 8.07(a).

	  "Required Sale Price" shall mean, with respect to any Reacquisition Asset and as of any date of determination, the product of (a) the excess of the original purchase price paid by the Company for such asset (which purchase price shall (x) in the case of any Initial Transfer Asset, be as shown in Schedule V and
(y) in the case of any other Reacquisition Asset, be equal to the Required Purchase Price therefor) over the portion of such purchase price equal to FI's equity contribution to the Company with respect thereto and (b) a fraction the numerator of which shall be the aggregate principal amount of Loans and Other Acquisition Indebtedness made and advanced to the Company on or prior to such date of determination (the "Aggregate Outstandings") over the aggregate principal amount of such Aggregate Outstandings repaid pursuant to the regularly scheduled amortization thereof on or prior to such date of determination (but without regard to any prepayments or other reductions in Aggregate Outstandings) and the denominator of which shall be the Aggregate Outstandings.

	  "Sale Power" shall mean a Power of Attorney to Sell
(Kuasa Untuk Menjual) in such form as shall be reasonably acceptable to each of the Agent and the Company.

	  "Secured Parties" shall mean, collectively, the Agent, each Bank and each Person (other than the Company) party to any Permitted Interest Rate Protection Agreement.

	  "Security Deposit Agreement" shall mean the Security
Deposit Agreement dated as of the date hereof between the Company and Agent, substantially in the form of Exhibit G-1 hereto.

	  "Security Documents" shall mean, collectively, the Security Deposit Agreement, the Fiduciary Transfer, the Fiduciary
Assignment, the Fiduciary Power, the Surat Kuasa, any other

agreement, document or instrument hereafter delivered by the Company for the purpose of securing the Obligations (including, without limitation, any Hypothec Power, any Sale Power and any hypothec) and all financing statements or other similar instruments required to be delivered hereunder or thereunder, and the intercreditor agreement referred to in Section 8.10(c)(v).

	  "Shareholders" shall mean, collectively, ALatieF, FI and any other Person that may from time to time own any capital stock of the Company.

	  "SIBO Rate" shall mean, with respect to any Loan or other amount payable hereunder or under any other Credit Document, the rate per annum shown on the display page designated as the "SIBO Page" on the Reuter Monitor Money Rates Service (or any substitute page on such service with respect to Singapore interbank offered rates) as the offered rate for deposits in Dollars for a period comparable to the Interest Period (or, if applicable, Default Interest Period) for such Loan (or, in the case of any other amount payable hereunder or under any other Credit Document, the relevant period applicable thereto) as of 11:00 a.m., Singapore time, two Business Days prior to the first day of such period, provided that (a) if more than one such offered rate appears on such page as of such time, the "SIBO Rate" shall be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of such offered rates and (b) if no such offered rates appear on such page as of such time, the "SIBO Rate" shall be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum quoted by each Reference Bank for the offering by such Reference Bank to leading banks in the Singapore interbank market of deposits in Dollars for a period comparable to such period as of approximately 11:30 a.m., Singapore time, two Business Days prior to the first day of such period.

	  "Subsidiary" shall mean, with respect to any Person, any other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors (or other persons performing similar functions) are at the time directly or indirectly owned or controlled by such first Person and/or one or more Subsidiaries of such first Person.

	  "Surat Kuasa" shall mean the Surat Kuasa (Power of
Attorney) dated the Closing Date granted by the Company to the Agent, substantially in the form of Exhibit G-5 hereto.

	  "Triggering Reacquisition Event" shall have the meaning ascribed thereto in Section 1.1(tt) of the Master Services
Agreement.

	  "United States" or "U.S." shall mean the United States of America.

	  "Withdrawal Liability" shall mean any liability to a multiemployer plan as defined in Section 4001(a)(3) of ERISA which results from any complete or partial withdrawal from such multiemployer plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

	  1.02.  Accounting Matters.

	  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered to the Banks hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the most recent audited financial statements furnished to the Banks hereunder pursuant to Section 8.01 (or, if no such financial statements shall have then been delivered, GAAP shall be applied on a basis consistent with those used in the preparation of the financial statements delivered to the Banks pursuant to
Section 6.01).

	  (b) The Company shall deliver to the Agent and the Banks at the same time as the delivery of any annual financial statement under Section 8.01 hereof, to the extent not contained in such financial statement, a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual financial statements (or, in the case of the first such statements delivered, between such statements and those referred to in Section 6.01), and reasonable estimates of the difference between such statements arising as a consequence thereof.

	  (c) The Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

	  1.03. Other Definitional Provisions. In this Agreement, unless the context indicates otherwise, terms defined in the singular have the same meanings when used in the plural and vice versa; words importing any gender include the other gender; references to statutes, sections or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding or supplementing the statute, section or regulation referred to; references to "writing" include printing, typing, lithography, facsimile reproduction and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation" or "but not limited to" or words of similar import; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all exhibits, annexes, schedules and appendices attached thereto and all subsequent amendments and other modifications to such instruments to the extent such amendments or other modifications are permitted by the terms of such agreement or instrument, this Agreement and each other Credit Document (it being understood that, in the case of any Existing Credit Agreement applicable to FI or by which FI or any property of FI may be bound, neither this Agreement nor any other Credit Document shall preclude any amendment or modification to such Existing Credit Agreement permitted by the terms thereof, including any increase in the principal amount of borrowings to be made thereunder, so long as such amendment or modification shall not result in, cause or otherwise give rise to any default by FI of its obligations under
Section 4.11(c) of the FI Guaranty (including, without limitation, any obligations of FI under Section 4.08 of the FI Guaranty subsumed within such Section 4.11(c)); and references to Persons include their respective permitted successors and assigns.

	  SECTION 2.  THE COMMITMENTS.

	  2.01. Loans. Each Bank severally agrees, on the terms and conditions of this Agreement, to make Loans to the Company (each a "Loan" and, collectively, the "Loans") in Dollars from time to time on any Business Day, during the Availability Period in an aggregate principal amount up to but not exceeding the amount of such Bank's Commitment as then in effect, provided that the aggregate principal amount of all Loans made shall in no event exceed the aggregate amount of the Commitments. Once repaid or prepaid in whole or in part, the Loans may not be reborrowed.

	  2.02. Manner of Borrowing. The Company shall furnish the Agent (which shall promptly notify the Banks) with a notice of borrowing for each borrowing hereunder, which notice shall (i) be irrevocable and effective only if given in writing and received by the Agent no later than 10:00 a.m. Hong Kong time at least five Business Days prior to the date of such borrowing,
(ii) specify the aggregate amount of the Loans to be borrowed (which amount shall not be less than $10,000,000 or any integral multiple of $1,000,000 in excess thereof), (iii) specify the date of borrowing thereof (which shall be a Business Day) and (iv) in the case of any requested Quarterly Date Loans, specify the duration of the initial Interest Period(s) therefor (if not so specified, the Interest Period shall be three months) and, if more than one Interest Period shall be so specified, the aggregate principal amount of Loans to which each Interest Period shall relate. Not later than 11:30 a.m. Hong Kong time on the date specified for each borrowing hereunder, each Bank shall make available the amount of any such Loan to be made by it on such date to the Agent in immediately available funds at Chase's Applicable Lending Office. Loans so received by the Agent shall, subject to the terms and conditions of this Agreement, be forwarded by the Agent to the Company's PMA account with Chase in Indonesia.

	  2.03.  Changes of Commitments.

	  (a) The Company shall have the right from time to time during the Availability Period to terminate or reduce the amount of the undrawn Commitments upon delivery of the requisite prior notice pursuant to Section 4.04 with respect to each such termination or reduction; provided, however, that the amount of any such termination or reduction shall not be less than $5,000,000 or any integral multiple of $1,000,000 in excess thereof.

	  (b) Any portion of the Commitments undrawn as of the expiration of the Availability Period shall be automatically terminated on and as of such expiration.

	  (c) The Agent shall promptly notify each Bank of its pro rata share of each termination or reduction of the Commitments and of the effective date thereof. The Commitments, once terminated or reduced, may not be reinstated.

	  2.04.  Fees.

	  (a) Commitment Fee. The Company shall pay to the Agent, for account of each Bank, a commitment fee on the daily average unused amount of the Commitments during the Availability
Period at a rate per annum equal to   of 1% (the "Commitment
Fee"). The Commitment Fee shall be payable in full on the earlier of (i) the date on which the Commitments are fully drawn and (ii) the last day of the Availability Period.

	  (b) Agency Fee. On the Closing Date and on each anniversary thereof (other than the Final Maturity Date unless any Obligations shall remain outstanding on such date), the Company shall pay to the Agent in advance an annual agency fee in an amount equal to the annual amount agreed between Chase and the Company in the Agency Letter.

	  2.05. Lending Offices. The Loans made by each Bank shall be made and maintained at such Bank's Applicable Lending
Office.

	  2.06. Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

	  2.07.  Notes.

	  (a) The Loans made by each Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit D hereto, dated the Closing Date, executed by the Company payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The date, amount, interest rate and duration of each Interest Period of each Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of the Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof, provided that the failure by any Bank to make any such recordation or endorsement shall not affect the obligations of the Company under this Agreement or such Note.

	  (b) No Bank shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Note pursuant to Section 11.06(b) hereof.

	  SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST;
		      PREPAYMENTS.

	  3.01. Repayment of Loans. The Company will repay the principal of each Bank's Loan to the Agent, for the account of such Bank, in the following amounts and on the dates set forth below:

	  (i) on each Principal Payment Date prior to the Final Maturity Date, an amount equal to the lesser of (x) 1.25% of the aggregate outstanding principal balance of all such Bank's Loans as of the earlier of (1) the date on which the Commitments are fully drawn and (2) the close of business in Hong Kong on the last day of the Availability Period and (y) the aggregate outstanding principal amount of all such Bank's Loans then outstanding; and

	 (ii) on the Final Maturity Date, an amount equal to the aggregate principal amount of such Bank's Loans then outstanding.

	  3.02. Interest. The Company will pay to the Agent, for account of each Bank, interest on the unpaid principal amount of each Loan made by such Bank for the period from (and including) the date of such Loan to (but excluding) the date such Loan shall be paid in full, at a rate per annum equal to the sum of the SIBO Rate for each Interest Period relating thereto plus the Applicable Margin. Accrued interest on each Loan shall be paid (i) on the last day of each Interest Period therefor, (ii) if any such Interest Period is longer than three months, on the date that is three months after the first day of such Interest Period (or, if there shall be no numerically corresponding date in such subsequent month, on the last day thereof) and (iii) on the date of any repayment or prepayment, in whole or in part, of the principal of such Loan (but only on the principal so repaid or prepaid).

	  3.03. Post-Default Interest. Notwithstanding the provisions of Section 3.02, the Company will pay to the Agent, for the account of the Banks, interest on any principal, interest or any other amount whatsoever payable under this Agreement that is not paid when due (whether at stated maturity, by acceleration or otherwise), for the period from (and including) the due date of such Obligation to (but excluding) the date the same shall be paid in full at a rate per annum equal to two percent (2%) above the greater of (a) the highest rate of interest applicable pursuant to Section 3.02 (or, if applicable, Section 5.02) to the principal of any Loan during any Interest Period ending on such due date (or, if no Interest Period shall end on such due date, any Interest Period in effect thereon) and (b) the SIBO Rate for the then current Default Interest Period, if any, plus the Applicable Margin. Post-default interest shall be paid from time to time on demand by the Agent.

	  3.04.  Prepayments.

	  (a) Optional. The Company shall have the right, from time to time following the expiration of the Availability Period, to prepay the principal amount of the Loans in whole or part upon delivery of the requisite prior notice pursuant to Section 4.04 with respect to each such prepayment; provided, however, that each such prepayment shall be in a principal amount equal to either (i) $5,000,000 or any integral multiple of $1,000,000 in excess thereof or (ii) the aggregate principal amount of all Loans then outstanding.

	  (b)  Mandatory.

	  (i) On the Quarterly Date next succeeding the date of receipt of insurance proceeds which, pursuant to the terms of
Section 8.04 hereof, are required to be applied to the prepayment of the Loans, the Company will prepay the outstanding Loans in the amount so required.

	 (ii) In the event of any Regulatory Change which makes it unlawful for any Bank to maintain any Loans, the Company will, subject to the provisions of Section 5.03, prepay all such Loans of such Bank in full on or prior to the earlier of (x) 180 days following receipt of notice of such illegality pursuant to said
Section 5.03 and (y) the last day of any shorter period in which such Bank is required pursuant to such Regulatory Change to divest itself of such Loans.

	(iii) On the date of any sale by the Company to FI of any Reacquisition Asset pursuant to Section 8.07(b)(iii)(A)(1), the Company will prepay the Loans in an amount (the "Repurchase Prepayment Amount") equal to the greater of the Required Sale Price with respect to such Reacquisition Asset and the purchase price paid or to be paid on such date by FI to the Company for such Reacquisition Asset (or, if there shall then be outstanding any Other Acquisition Indebtedness which, by its terms, is required to be prepaid in the circumstances described in this
Section 3.04(b)(iii), in an amount equal to the product of (x) the then current Facility Fraction and (y) the Repurchase Prepayment Amount for such Reacquisition Asset).

	 (iv) On the date of any sale by the Company to FI of any or all Project assets pursuant to Section 8.07(b)(iv), the Company will prepay the Loans in full.

	  (v) On each date on which the Net Disposition Proceeds Balance shall equal or exceed $1,000,000, the Company will prepay the Loans in an amount equal to such Net Disposition Proceeds Balance (or, in the event that there shall then be outstanding any Other Acquisition Indebtedness which, by its terms, is required to be prepaid in the circumstances described in this
Section 3.04(b)(v), in an amount equal to the product of (x) the then current Facility Fraction and (y) such Net Disposition Proceeds Balance).

	  (c) Prepayments Generally. If any Loan shall be prepaid on a day other than the last day of an Interest Period therefor, the Company shall compensate each Bank for any and all amounts payable pursuant to Section 5.04 in connection with such prepayment. All prepayments of Loans shall be applied to the installments of such Loans in inverse order of maturity.

	  SECTION 4.  PAYMENTS; PRO RATA TREATMENT;
		      COMPUTATIONS; ETC.

	  4.01.  Payments.

	  (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement, the Notes or any Credit Document to which the Company is party shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number 910-2-698645 maintained by the Agent at the Principal Office, not later than 10:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

	  (b) The Company shall, at the time of making each payment under this Agreement, any Note or any Credit Document to which the Company is party, specify to the Agent the Loans or other Obligations of the Company to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks in such manner as it or the Majority Banks may determine to be appropriate, subject to
Section 4.02 hereof).

	  (c) Each payment received by the Agent under this Agreement, any Note or any Credit Document to which the Company is party for account of a Bank shall be paid promptly to such Bank (but taking account of the time difference between the location of the Principal Office and such Bank's Applicable Lending Office), in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other Obligation in respect of which such payment is made.

	  (d) If the due date of any payment under this Agreement, any Note or any Credit Document to which the Company is party would otherwise fall on a day which is not a Business

Day, such due date shall instead be the immediately preceding
Business Day.

	  4.02. Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under Section 2.01 hereof shall be made from the Banks pro rata in accordance with the Banks' respective Commitments, each payment of Commitment Fees under Section 2.04(a) hereof shall be made for account of the Banks pro rata in accordance with the Banks' respective Commitments, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the Commitments of the Banks pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Banks; and (c) each payment of interest on the Loans shall be made for account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Banks.

	  4.03.  Computations.  Interest on Loans and other
Obligations of the Company, and the Commitment Fee, shall be computed on the basis of a year of 360 days and the actual days elapsed in the period for which such amounts are payable
(including the first day but excluding the last day).

	  4.04. Certain Notices. Notices by the Company to the Agent of terminations or reductions of Commitments, of optional prepayments of Loans and of the duration of any Interest Period shall be irrevocable and shall be effective only if given in writing and received by the Agent not later than 10:00 a.m.
Hong Kong time on the date five Business Days prior to the applicable termination or reduction of Commitments or optional prepayment of Loans or the first day of such Interest Period, as the case may be. Each notice of termination or reduction of Commitments or optional prepayment of Loans shall specify the amount of the Commitments to be terminated or reduced or the amount of the Loans to be prepaid, as the case may be (consistent with the provisions of Section 2.03 or 3.04(a), respectively), and the effective date of such termination or reduction or the date on which such prepayment shall be made, as applicable (which shall be a Business Day). Each notice of the duration of an Interest Period shall specify the aggregate principal amount of Loans to which such Interest Period shall relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in this Section 4.04, the duration of such Interest Period shall be three months.

	  4.05. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is scheduled to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required

Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and in reliance upon such assumption may (but shall not be required to) make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to that indicated by the Agent in a notice to such recipient(s) as the Agent's cost of funds for such period (determined by the Agent in its reasonable discretion, which determination shall be conclusive) and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid. Nothing herein shall diminish or otherwise affect the Company's obligations under
Section 3.03 if the Company shall fail to make any Required
Payment.

	  4.06.  Sharing of Payments, Etc.

	  (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any other amount payable to such Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

	  (b)  Except as otherwise provided in Section
3.04(b)(ii), if any Bank shall obtain payment of any principal of or interest on any Loan made by it to the Company under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as result of such payment, such Bank shall have received a greater percentage of the principal of or interest on any Loan than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

	  (c) The Company agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) may, to the fullest extent permitted by applicable law, exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

	  (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.06 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.06 to share in the benefits of any recovery on such secured claim.

	  SECTION 5.  YIELD PROTECTION AND ILLEGALITY.

	  5.01.  Additional Costs.

	  (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Loan or its obligation to make any Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

	  (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of any of such Loans (excluding (x) Indonesian Taxes and (y) changes in any franchise tax or tax or other similar governmental charges, fees or assessments based on the overall net income of any Bank by the United States Federal government or by any jurisdiction in which such Bank maintains an office unless the presence of such office is solely attributable to the enforcement of any rights hereunder or under any Major Document with respect to an Event of Default); or

	 (ii) imposes or modifies any reserve, special deposit or similar requirements (other than, in the case of any Bank for any period as to which the Company is required to pay any amount under paragraph (e) below, the reserves against "Eurocurrency liabilities" under Regulation D therein referred to) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "SIBO Rate" in Section 1.01 hereof), or any commitment of such Bank (including the Commitment of such Bank hereunder); or

	(iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or Commitment.

If any Bank requests compensation from the Company under this
Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to thereafter make any additional Loans of a category similar to that with respect to which such compensation shall have been requested until the Regulatory Change giving rise to such request ceases to be in effect, provided that such suspension shall not affect the right of such Bank to receive the compensation so requested.

	  (b)  Without limiting the effect of the provisions of
Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on any Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes any Loans or (ii) becomes subject to restrictions on the amount of such category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to thereafter make any such additional Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

	  (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office) of capital in respect of its Commitment or Loans pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing following the Closing Date any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), which compensation shall include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request.

	  (d) Each Bank will notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under paragraph (a) or (c) of this Section
5.01 as promptly as practicable, but in any event within 45 days after such Bank obtains actual knowledge thereof; provided, however, that if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this
Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice; and provided, further, that each Bank will change the Applicable Lending Office for the Loans of such Bank affected by such event if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to change to an Applicable Lending Office located in the United States. Each Bank will furnish to the Company a certificate signed by an officer of such Bank setting forth in reasonable detail the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or
(b) hereof, or of the effect of capital maintained pursuant to
Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

	  (e) Unless the provisions of paragraph (b) above are applicable, the Company shall pay to each Bank on the last day of each Interest Period for each Loan, so long as such Bank is, by reason of any Regulatory Change, maintaining reserves against any category of liabilities which includes deposits by reference to which the interest rate on Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any Loans (including, without limitation, any such Regulatory Change under Regulation D in respect of "Eurocurrency liabilities" thereunder), an additional amount (determined by such Bank and notified to the Company through the Agent) equal to the product of the following for such Loan for each day during such Interest Period:

	  (i) the principal amount of such Loan outstanding on such day;

	 (ii) the excess of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Bank on such day over (y) such numerator; and

	(iii)  1/360.

	  5.02. Alternative Interest Rate. Anything to the contrary herein notwithstanding, if on or prior to the determination of the SIBO Rate for any Interest Period or Default
Interest Period:

	  (a) the Agent determines, which determination shall be conclusive, that it is unable to obtain quotations of interest rates for the relevant deposits referred to in the definition of "SIBO Rate" in Section 1.01 hereof (whether through the Reuter Monitor Money Rates Service or otherwise as specified in such definition) in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Loans as provided herein; or

	  (b) either the Agent or the Majority Banks determine, which determination shall be conclusive, that the relevant rate(s) of interest referred to in the definition of "SIBO Rate" in Section 1.01 hereof with respect to such Interest Period or Default Interest Period is or are not likely to adequately cover the cost to the Majority Banks of making or maintaining such Loans in such period;

then the Agent or the Majority Banks (through the Agent) shall give the Company and each Bank prompt notice thereof and, so long as such condition remains in effect, (i) the Banks shall thereafter be under no obligation to make any additional Loans and (ii) the Agent (in consultation with the Banks) and the Company will promptly commence and diligently pursue negotiations in order to establish an alternative, mutually acceptable, basis (the "Substitute Basis") for determining the rate of interest to be applicable to the Loans for such Interest Period or Default Interest Period. If within the ten Business Day period following the delivery of the notice referred to in the preceding sentence (the "Negotiation Period"), the Agent (in consultation with the Banks) and the Company have agreed upon a Substitute Basis, such Substitute Basis shall take effect from (and, if necessary, be retroactive to) the beginning of such Interest Period or Default Interest Period, as the case may be. If a Substitute Basis shall not have been agreed upon as aforesaid during the Negotiation Period, the Agent shall forthwith notify each Bank thereof and the following provisions shall apply: (x) within five Business Days after receipt of such notice each Bank shall notify the Company (through the Agent) of the cost to such Bank (as determined by such Bank, which determination shall be conclusive) of funding or maintaining outstanding its Loans for such Interest Period or Default Interest Period; and (y) the interest payable to each Bank on its Loans for such period shall be a rate per annum equal to the cost of funding or maintaining outstanding its Loans as so notified by such Bank plus the Applicable Margin (provided that in the case of any Default Interest Period, the interest rate payable in respect of any Loan shall be determined pursuant to Section 3.03 taking account of the rate established pursuant to this Section 5.02).

	  5.03. Illegality. Notwithstanding any other provision of this Agreement, in the event of any Regulatory Change which makes it unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) whereupon: (a) such Bank shall change the Applicable Lending Office for such Loans if such change will permit such Bank to lawfully make and maintain such Loans, provided that such Bank shall have no obligation to change to any Applicable Lending Office in the United States; or (b) if no such change (other than to an Applicable Lending Office in the United States) would permit such Bank to lawfully make and maintain such Loans, such Bank's obligation to make any additional Loans thereafter shall be suspended until such time as such Bank may again make and maintain Loans and the provisions of Section 3.04(b)(ii) shall apply to all Loans of such Bank then outstanding.

	  5.04. Compensation. The Company shall pay to the Agent, for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

	  (a) any payment or prepayment of a Loan made by such Bank for any reason (including, without limitation, the prepayment of any Loan pursuant to Section 5.07 and the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

	  (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to borrow a Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or prepaid or not borrowed for the period from the date of such payment or prepayment or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have offered to leading banks in the Singapore interbank market for Dollar deposits by such leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

	  5.05. HLT Classification. If, at any time after the date hereof, any Loan of a Bank hereunder shall, on the basis of

(a) Applicable Law, (b) statements of policy (published or unpublished) by any bank regulatory authority or (c) practices prevailing in the banking marketplace with respect to the interpretation or application of (a) and/or (b) above, be classified as a "highly leveraged transaction" (an "HLT Classification") such affected Bank shall promptly give notice of such HLT Classification to the Company and each other Bank (through the Agent), which notification shall set forth the basis for, and amount of, the increased costs imposed upon (or the decrease in effective yield suffered by) such affected Bank by reason of such HLT Classification. The Company shall thereupon promptly pay to such affected Bank an amount which, net of taxes, offsets such increased costs and otherwise enables such affected Bank to maintain its effective yield but for such HLT Classification. Determinations by any affected Bank of the basis for, or amount of, any increased costs or decrease in effective yield attributable to any HLT Classification shall be conclusive.

	  5.06. Indonesian Taxes. The Company agrees that, whether or not any Loans are made hereunder:

	  (a) Tax Payments. The Company shall pay when due all present and future income, stamp and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by Indonesia or any political subdivision or taxing authority thereof or therein or any association or organization of which Indonesia may be a member (other than income taxes, franchise taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected on or with respect to the net income of the Agent and any Bank which has its principal office or a branch office in Indonesia unless the presence of such office is solely attributable to the enforcement of any rights hereunder or under any Major Document with respect to an Event of Default), together with interest thereon and penalties, fines and surcharges with respect thereto, if any, on or in respect of this Agreement, any other Major Documents, the Loans, the registration, recordation, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect of any thereof (all such non-excluded taxes and other amounts hereinafter "Indonesian Taxes").

	  (b) Indemnification. The Company shall indemnify the Agent and each Bank against, and reimburse the Agent and each Bank upon demand for, any Indonesian Taxes paid by the Agent or such Bank and any loss, liability, claim or expense (including interest, penalties, fines, surcharges and legal fees) which the Agent or such Bank may incur at any time arising out of or in connection with any failure of the Company to make any payments of Indonesian Taxes (as defined and limited in clause (a) above) when due.

	  (c) Payments Free and Clear. Except as otherwise expressly provided in paragraph (f) below, all payments on account of the principal of and interest on the Loans and Notes and all other Obligations (including amounts payable under clause (b) of this Section 5.06) shall be made in Dollars, free and clear of and without reduction by reason of any Indonesian Taxes (as defined and limited in clause
     (a) above), all of which will be for the account of and paid in full when due by the Company. In the event that the Company is required by applicable law, decree or regulation to deduct or withhold Indonesian Taxes from any amounts payable on, under or in respect of this Agreement or any other Major Documents the Company shall make the required deduction or withholding, promptly pay the amount of such Indonesian Taxes to the appropriate taxing authorities and pay to the Agent such additional amounts as may be required, after the deduction or withholding of Indonesian Taxes, to enable each Bank and the Agent to receive from the Company on the due date thereof, an amount equal to the full amount stated to be payable to such Bank and the Agent under this Agreement, any other Major Documents, as the case may be.

	  (d) Evidence of Tax Payments. Without in any way affecting the Company's obligations under the preceding provisions of this Section 5.06, the Company agrees to furnish to the Agent (together with a copy for each Bank) the originals or certified copies of all tax receipts in respect of each payment, deduction or withholding of Indonesian Taxes required to be made by applicable laws or regulations, within 45 days after the date each payment under this Agreement subject to Indonesian Taxes is made to the Government of Indonesia, and the Company shall at the request of any Bank or the Agent, promptly furnish to such Bank or the Agent any other information, documents and receipts that such Bank or the Agent may require to establish to its satisfaction that full and timely payment has been made of all Indonesian Taxes required to be paid hereunder.

	  (e) Notices. The Company will notify the Banks (through the Agent) promptly upon becoming aware of the application or imposition, or scheduled future application or imposition, or scheduled future application or imposition, of Indonesian Taxes; and each Bank will notify the Company of any change of Applicable Lending Office or establishment or closing of a branch in Indonesia by such Bank which would give rise to the application or imposition of Indonesian Taxes.

	  (f) Certain Certificates, Etc. Each Bank having its principal office and Applicable Lending Office outside of Indonesia (a "Non-Indonesia Bank") shall use reasonably diligent efforts to deliver a duly completed Internal Revenue Service Form 6166 (or, in the case of any Non-Indonesia Bank having its Applicable Lending Office outside the United States of America, such analogous form as may be applicable in the jurisdiction of its Applicable Lending Office) to the Company or, to the extent required by Applicable Law in connection with any payment under the FI

     Guaranty, to FI, on or prior to the 90th day following the later of (a) the Closing Date, (b) in the case of any Non-Indonesia Bank which becomes party to this Agreement subsequent to the Closing Date, the date such Non-Indonesia Bank becomes party hereto and (c) in the case of any payment under the FI Guaranty, the date of receipt by such Non-Indonesia Bank of a written request by FI to deliver such applicable form to FI following demand by the Agent for such payment under the FI Guaranty. Following delivery by a Non-Indonesia Bank to the Company or, if applicable, FI, of a duly completed Form 6166 (or, in the case of any Non-Indonesia Bank having its Applicable Lending Office outside the United States of America, such analogous form as may be applicable in the jurisdiction of its Applicable Lending Office), the Company or FI, as the case may be, is authorized to file such form with the appropriate Indonesian taxing authorities in order to obtain a reduced rate of withholding with respect to payments of interest to such Non-Indonesia Bank. Each Non-Indonesia Bank shall use reasonably diligent efforts to deliver to the Company or, to the extent required by Applicable Law in connection with any payment under the FI Guaranty, to FI, such certificates, forms or other documents as may be necessary under any other provision of Applicable Law (including any amendment, modification or supplement to Form 6166 or such analogous form referred to in the preceding sentence) to reduce the withholding rate with respect to payments of interest on Loans of such Non-Indonesia Bank on or by the 90th day following the date on which the Company or, in the case of any payment under the FI Guaranty, FI, as the case may be, shall have delivered to such Non-Indonesia Bank written notice of the existence of such provision of Applicable Law together with a copy thereof (accompanied by a verified English translation if such provision of Indonesian Applicable Law is not in English); provided, however, that such Non-Indonesia Bank shall have no obligation to deliver any such certificates, forms or other documents with respect to information deemed by such Non-Indonesia Bank to be confidential or proprietary. Notwithstanding any provision in this Agreement to the contrary, if any Non-Indonesia Bank shall have failed to exercise reasonably diligent efforts to deliver to the Company or FI, as applicable, any certificates, forms or other documents required to be delivered to such Person by such Non-Indonesia Bank pursuant to this Section 5.06(f) on or by the date required under this Section 5.06(f) and the effect of such failure is to cause the rate of withholding with respect to payments of interest on such Non-Indonesia Bank's Loans to be higher than that which would have been applicable had such certificates, forms or other documents been delivered to the applicable Indonesian taxing authorities, then any withholding tax indemnity payment to any such Non-Indonesia Bank by the Company pursuant to this Section 5.06 or by FI pursuant to Section 2.07 of the FI Guaranty shall be computed in a manner which is based on the applicable reduced rate of withholding.

	  (g) Absence of Taxes. If as a consequence of any change in Applicable Law no Indonesian Taxes are required to be deducted or withheld from payments of interest on Loans made by any Non-Indonesia Bank that is a United States Bank (hereinafter a "U.S. Bank"), or if the Company (or, in the case of any such payment under the FI Guaranty, FI) shall in good faith conclude in such circumstances that no Indonesian Taxes shall be required to be deducted or withheld from such payments, then, in either such case, the Company (or FI, as the case may be) shall deliver to the Agent and such U.S. Bank (i) a certificate of an Authorized Officer of such Person stating that no Indonesian Taxes shall be required to be deducted or withheld from such payments and (ii) an opinion of a firm of independent certified public accountants of recognized international standing (and duly licensed, chartered or authorized to practice in Indonesia), in form and substance reasonably acceptable to each of the Agent and such U.S. Bank, as to the existence of a "reasonable basis" to conclude that no Indonesian Taxes shall be required to be deducted or withheld from such payments to such U.S. Bank.

	  5.07. Special Provisions Regarding Affected Banks. If any Bank (an "Affected Bank") claims compensation from the Company under Section 5.01(a), 5.01(b), 5.01(c), 5.01(e), 5.03,
5.05 or 5.06 hereof (without prejudice to any amounts then due to such Bank under said Sections), the Company may designate any Bank or a commercial bank acceptable to the Agent (such Bank or commercial bank hereinafter a "Replacement Bank") to purchase all (but not part) of the outstanding Loans of such Affected Bank, together with such Affected Bank's Note, and, if such purchase shall occur during the Availability Period and any Commitments shall then be undrawn and in effect, to assume such Affected Bank's undrawn Commitment, in each case on a date mutually acceptable to the Replacement Bank, such Affected Bank, and the Company, without recourse upon, or warranty by, or expense to, such Affected Bank, for a purchase price equal to the outstanding principal amount of the Loans of such Affected Bank plus all interest accrued thereon and all other amounts owing to such Affected Bank hereunder, and upon such assumption and purchase by the Replacement Bank, such Replacement Bank shall be deemed to be a "Bank" for all purposes of this Agreement and such Affected Bank shall cease to be a "Bank" for all purposes of this Agreement (other than for purposes of any provisions hereof or of any other Credit Document which survive the repayment in full of the Loans).

	  SECTION 6.  CONDITIONS PRECEDENT.

	  6.01. Loans. The obligation of any Bank to make its initial Loan hereunder is subject to the receipt by the Agent (which, in the case of documents or other written materials other than the Agency Letter, shall furnish copies to each Bank) of the following documents, instruments and other materials, each of which shall be satisfactory in form and substance to the Agent:

	  (a)  Principal Documents.

	       (i)  Credit Agreement.  This Agreement, duly
     executed and delivered by the Company, the Agent and the Banks.

	      (ii)  Notes.  The Notes, duly executed and
     delivered by the Company.

	     (iii) Security Documents. Each Security Document, duly executed and delivered by all intended parties thereto, together with evidence that (x) each Security Document (and each financing statement, or notice of assignment or other filing or notification deemed necessary or advisable by the Agent and/or its counsel) has been filed, recorded and made in every jurisdiction in which such filing and recording is necessary in order to make valid and enforceable against the Company and third parties the security interests and assignments created or intended to be created thereby and the rights of the Secured Parties thereunder as first priority Liens and security interests, if any, and (y) all taxes and filing or recording fees and charges in connection therewith shall have been paid.

	      (iv) FI Guaranty. The FI Guaranty, duly executed and delivered by FI in favor of the Agent.

	       (v) FI Consent. The FI Consent, duly executed and delivered by FI.

	      (vi) Ministry of Mines Consent, BPN Confirmation and Other Project Governmental Approvals. Copies of (x) the Ministry of Mines Consent, certified by an Authorized Officer of FI to be true, correct and complete and in full force and effect on and as of the Closing Date, (y) the BPN Confirmation, certified by an Authorized Officer of FI to be true, correct and complete and in full force and effect on and as of the Closing Date and (z) all other Project Governmental Approvals as are necessary in connection with the execution, delivery and performance by each of the Company, ALatieF and FI of each Major Document to which such Person is party (other than any Non-Essential Governmental Approvals with respect to day-to-day operational and construction activities contemplated to be undertaken in the future pursuant to the Master Service Agreement), each certified by an Authorized Officer of the relevant holder or recipient of such Governmental Approval to be true, correct and complete and in full force and effect on and as of the Closing Date.

	     (vii) Project Documents. Executed copies of each Project Document in effect on the Closing Date, certified by an Authorized Officer of the Company (or, in the case of the Joint Venture Agreement, by an Authorized Officer of FI) to be true, complete and correct and in full force and effect on and as of the Closing Date.

	  (b)  Corporate Documents and Approvals.

	       (i) Corporate Action of Company. Copies of the articles of association and all other constituting or organizational documents of the Company, together with copies of the resolutions of the Company's Board of Directors and Board of Commissioners authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and each other Major Document to which the Company is party. Each of the foregoing documents and resolutions shall be certified by an Authorized Officer of the Company to be true, correct and complete and in full force and effect on and as of the Closing Date.

	      (ii)  Company Incumbency Certificate.  An
     incumbency certificate as to the natural persons authorized to execute and deliver on the Company's behalf this Agreement, the Notes and each other Major Document to which the Company is party (including a specimen of the signature of each such natural person).

	     (iii) Corporate Action of ALatieF. Copies of the articles of association and all other constituting or organizational documents of ALatieF, together with copies of the resolutions of ALatieF's Board of Directors and Board of Commissioners authorizing the execution, delivery and performance by ALatieF of each Major Document to which ALatieF is party. Each of the foregoing documents and resolutions shall be certified by an Authorized Officer of ALatieF to be true, correct and complete and in full force and effect on and as of the Closing Date.

	      (iv)  ALatieF Incumbency Certificate.  An
     incumbency certificate as to the natural persons authorized to execute and deliver on ALatieF's behalf each Major
     Document to which ALatieF is party (including a specimen of the signature of each such natural person).

	       (v)  Corporate Action of FI.  Copies of the
     articles of association and all other constituting or organizational documents of FI together with copies of the resolutions of FI's Board of Directors and Board of Commissioners authorizing the execution, delivery and performance by FI of each Major Document to which FI is party. Each of the foregoing documents and resolutions shall be certified by an Authorized Officer of FI to be true, correct and complete and in full force and effect on and as of the Closing Date.

	      (vi) FI Incumbency Certificate. An incumbency certificate as to the natural persons authorized to execute and deliver on FI's behalf each Major Document to which FI is party (including a specimen of the signature of each such natural person).

	     (vii) Good Standing Certificate. A certificate of good standing for FI from the Secretary of State of the State of Delaware.

	    (viii) Other Approvals. Copies of all consents, waivers and/or releases under each of the Existing Credit Agreements and any security documentation therefor necessary for the execution and delivery of each of the Major Documents and performance of the transactions contemplated thereby, certified by an Authorized Officer of FI to be true, correct and complete and in full force and effect on and a of the Closing Date.

	  (c)  Insurance.

	       (i) Certificates of Insurance. Certificates of an insurance broker acceptable to the Agent with respect to the insurance coverage required by Section 8.04, together with a certificate of an Authorized Officer of FI certifying that such policies comply with the requirements Section 8.04.

	  (d)  Opinions of Counsel.

	       (i)  United States Counsel to the Company and FI.
     An opinion of Davis Polk & Wardwell, United States counsel to the Company and FI dated the Closing Date, substantially in the form of Exhibit H hereto.

	      (ii)  Indonesian Counsel to the Company.  An
     opinion of Makarim & Taira S., Indonesian counsel to the Company, dated the Closing Date, substantially in the form of Exhibit I-1 hereto.

	     (iii)  Indonesian Counsel to FI.  As opinion of Ali
     Budiardjo, Nugroho, Reksodiputro, substantially in the form of Exhibit I-2 hereto.

	      (iv)  Indonesian Counsel to ALatieF.  An opinion of
     Makarim & Taira S., Indonesian counsel to ALatieF, dated the
     Closing Date, substantially in the form of Exhibit J, hereto.

	       (v)  Counsel to FI.  An opinion of John G. Amato,
     Esq., counsel to FI, dated the Closing Date, substantially in the form of Exhibit K hereto.

	      (vi) Indonesian Counsel to the Banks. An opinion of Mochtar, Karuwin & Komar, Indonesian counsel to the
     Banks, dated the Closing Date, substantially in the form of Exhibit L hereto.

	     (vii)  United States Counsel to the Banks.  An
     opinion of Milbank, Tweed, Hadley & McCloy, United
     States counsel to the Banks, dated the Closing Date, substantially in the form of Exhibit M hereto.

	  (e) Certain Fees. (x) Chase Manhattan Asia Limited ("CMAL") shall have received all fees set forth in that certain letter agreement dated as of May 27, 1993, between CMAL and FI and (y) the Agent shall have received the fee referred to in Section 2.04(b) for the year commencing on the Closing Date.

	  (f)  Other Documents.

	       (i)  Existing Credit Agreements and Related
     Documentation. An executed copy of each Existing Credit Agreement and each FI Security Document, certified by an Authorized Officer of FI to be true, correct and complete and in full force and effect on and as of the Closing Date.

	      (ii) Contract of Work. An executed copy of the Contract of Work, certified by an Authorized Officer of FI to be true, correct and complete and in full force and effect on and as of the Closing Date.

	     (iii) Financial Statements. (x) A pro forma balance sheet of the Company showing (A) to the extent required under GAAP, all material liabilities (contingent or otherwise), commitments or unrealized or anticipated losses of the Company as of the Closing Date and (B) the effect of the acquisition by the Company of all Initial Transfer Assets and the borrowing by the Company of Loans hereunder in an aggregate principal amount of $60 million; (y) the consolidated balance sheet of FI as at December 31, 1992, and the related statements of income and changes in retained earnings and cash flow of FI for the fiscal year ended on said date, with the opinion thereon (in the case of said balance sheet and statements) of Arthur Andersen & Co.; and
     (z) the unaudited consolidated balance sheet of FI as of June 30, 1993, and the related statements of income of FI for the six-month period ended on such date, in each case prepared in accordance with GAAP.

	      (iv) Accountant's Report. The Agent shall have received a report, in form and substance satisfactory to it, of a an internationally recognized firm of independent public accountants acceptable to the Agent, with respect to the Book Value of each Initial Transfer Asset.

	       (v)  Agency Letter.  The Agency Letter, duly
     executed and delivered by the Company.

	      (vi) Other Documents as Requested. Such other documents as the Agent, any Bank or counsel to the Agent may reasonably request.

	  (g) Master Services Proceeds Account. The Company shall have established the Master Services Proceeds Account with the Agent at the Principal Office.

	  6.02. Further Conditions to Loans. The obligation of each Bank to make any Loan to the Company hereunder (including,

without limitation, the initial Loan) is subject to the satisfaction of the following additional conditions precedent:

	  (a) No Default. Immediately prior and after giving effect to the borrowing of such Loan, no Default shall have occurred and be continuing.

	  (b) Representations, Warranties and Certifications. Immediately prior and after giving effect to the borrowing of such Loan, all representations, warranties and certifications made by the Company in or pursuant to Section 7 hereof and each other Major Document and the representations, warranties and certifications of FI made in or pursuant to each Major Document shall be true, correct and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date.

	  (c) Purchase and Sale Agreement. (i) Each of the Company and FI shall have executed a Purchase and Sale Agreement, and each and every title transfer document contemplated thereby or giving effect thereto, on or prior to such borrowing date with respect to the Initial Transfer Assets and all related intangible property and rights associated therewith, if any, to be sold by FI to the Company on such date (such Initial Transfer Assets and related intangible property and rights hereinafter the "Applicable Assets"), (ii) the Agent shall have received an executed copy of such Purchase and Sale Agreement and each such title transfer document (or, in any such case, evidence reasonably satisfactory to the Agent of the executon thereof before an Indonesian notary) certified by an Authorized Officer of FI to be true, correct and complete and in full force and effect and (iii) all conditions set forth in such Purchase and Sale Agreement to the sale by FI and the purchase by the Company of the Applicable Assets (other than the making of such Loans by the Banks and the payment by the Company of the "Purchase Price" referred to in such Purchase and Sale Agreement for such Applicable Assets) shall have been fully satisfied (and not waived) and the Agent shall have received (x) a copy, certified by an Authorized Officer of FI to be true, correct and complete, of each document or instrument delivered pursuant to Article VI of such Purchase and Sale Agreement (other than any such documents or instruments (or evidence thereof) separately received by the Agent pursuant to Section 6.01 above, clause (ii) of this Section 6.02 or clause (y) below) and (y) an original, addressed to (among other Persons) the Agent on behalf of the Secured Parties, of each opinion referred to in Sections 6.02(a) and 6.02(b) of such Purchase and Sale Agreement.

	  (d) Applicable Assets. After giving effect to the transactions contemplated by the Purchase and Sale Agreement referred to in clause (c) above, the Company shall, concurrently with the borrowing of such Loan, acquire the Applicable Assets free and clear of all Liens (other than Liens created or existing pursuant to the Security Documents).

	  (e) Purchase Price. The purchase price to be paid by the Company for the Applicable Assets to be acquired by the

Company on such borrowing date shall be as shown in Schedule V, free of separate charge or compensation for any intangible assets or rights comprising such Applicable Assets.

	  (f) Equity Contributions. On or prior to each borrowing hereunder, each Person that is (or on such borrowing date will become) a Shareholder shall have made an equity contribution to the Company by depositing into the Master Services Proceeds Account an amount in immediately available funds equal to the product of (A) its then current percentage interest in subscription rights to the capital stock of the Company to be issued in connection with such contribution (expressed as a decimal) and (B) 33-1/3% of the aggregate purchase price to the Company of the Applicable Assets to be acquired on such date.

	  (g) Amount of Loans. The aggregate amount of Loans to be borrowed on such borrowing date shall not exceed 66-2/3% of the aggregate purchase price of the Applicable Assets to be acquired by the Company on such borrowing date.

	  (h) Survey. FI shall have filed with the Ministry of Mines of Indonesia a survey of all buildings and structures comprising the Applicable Assets and certain associated land in respect of which the Company shall have been granted a right of use as part of such Applicable Assets, and the Agent shall have received a certificate of an Authorized Officer of FI as to the accuracy of the descriptions contained in such survey.

	  (i) No Material Adverse Change. Immediately prior and after giving effect to the borrowing of such Loan, no material adverse change shall have occurred in the condition (financial or otherwise), assets, business or operations of the Company or FI since the Closing Date.

	  Each notice of borrowing by the Company hereunder shall constitute a certification by the Company as to the accuracy of the matters set forth in paragraph (a) through (i) of this
Section 6.02 as of the date of such borrowing unless the Company otherwise notifies the Agent in writing prior to such borrowing date.

	  SECTION 7.  REPRESENTATIONS AND WARRANTIES.  The
Company represents and warrants to each Bank that:

	  7.01.  Corporate Existence and Authority.  The Company
(a) is a corporation duly organized and validly existing under the laws of Indonesia; (b) has all requisite corporate power and authority to own its property and assets and to carry on its business and operations and to execute, deliver and perform each Major Document to which it is party; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary. Except as provided in Section 7.04(a)(ii) below, no filing, recording, publishing or other act by or with any Governmental Authority that has not been made or done is necessary in connection with the existence or good standing of the Company or the execution, delivery and performance of the Major Documents. To the extent that the representation and warranty contained in the preceeding sentence relates to the Ministry of Mines Consent, such representation and warranty with respect to the Ministry of Mines Consent shall be deemed first made or given on and as of the date of the first borrowing hereunder.

	  7.02. Corporate Action. The execution, delivery and performance by the Company of each of the Major Documents to which it is party have been duly authorized by all necessary corporate action on its part; and each such Major Document has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

	  7.03. Financial Condition. The pro forma balance sheet of the Company furnished to Agent on the Closing Date is complete and correct and fairly presents the financial condition of the Company following the acquisition of all Initial Transfer Assets and the borrowing of $60 million of Loans. As of the Closing Date, the Company does not have any material liabilities (contingent or otherwise) or unrealized or anticipated losses, except as referred to or reflected or provided for in said balance sheet (and the notes thereto).

	  7.04. No Breach. The execution, delivery and perform-ance by the Company of each of the Major Documents to which it is party and the consummation of the transactions contemplated thereby do not and will not (a) require any consent or approval of any other Person except (i) such as have been obtained and are in full force and effect and (ii) in the case of certain day-to-day operational and construction activities contemplated to be undertaken in the future pursuant to the Master Services Agreement, any Non-Essential Governmental Approvals relating to such activities, (b) violate any provision of the articles of association or other organizational documents of the Company or any Applicable Law or Governmental Approval applicable to the Company or the Project, (c) conflict with, result in a breach of, or constitute a default under any Major Document or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or FI is a party or by which the Company or FI or the property of either such Person may be bound or affected or (d) result in, or create any Lien (other than under the Security Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Company. To the extent that the representation and warranty contained in clause (a)(i) of the preceeding sentence relates to the Ministry of Mines Consent, such representation and warranty with respect to the Ministry of Mines Consent shall be deemed first made or given on and as of the date of the first borrowing.

	  7.05.  Litigation.  Except as set forth in Schedule II,
(a) there are no legal, arbitral or other proceedings by or before any Governmental Authority now pending or, to the best knowledge of the Company after diligent inquiry, threatened, against the Company as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect and (b) the Company is not charged with or, to the best knowledge of the Company after diligent inquiry, threatened with, a material charge or violation, or under investigation with respect to a possible material violation, of any provision of Applicable Law.

	  7.06.  Governmental Approvals.  All Project
Governmental Approvals are listed in Schedule III hereto other than Non-Essential Governmental Approvals with respect to day-to-day operational and construction activities contemplated to be undertaken in the future pursuant to the Master Services Agreement. All Project Governmental Approvals listed in Schedule III have been duly obtained, were validly issued, are in full force and effect, are not subject to appeal, and are free from conditions or requirements compliance with which could reasonably be expected to result in a Material Adverse Effect or which the Company or holder of such Governmental Approval has not or will not satisfy in full on or prior to the date required under such Project Governmental Approval or other Applicable Law. Except for the BPN Confirmation and the Ministry of Mines Consent, all Project Governmental Approvals required for the execution, delivery and performance by the Company of each Major Document to which it is party and for the acquisition, ownership, possession and maintenance of the Project by the Company are (or, in the case of any Non-Essential Governmental Approval referred to in the first sentence of this Section 7.06, will be) held by and in the name of the Company. The Company is a "Permitted Transferee" as such term is used in each of the BPN Confirmation and the Ministry of Mines Consent and, as such, is entitled to all the rights and benefits conferred upon a "Permitted Transferee" under each of the BPN Confirmation and the Ministry of Mines Consent. The information set forth in each application and all other written materials submitted (or, in the case of any Non-Essential Governmental Approval referred to in the first sentence of this
Section 7.06, to be submitted) by the Company or any other Person in connection with the Project Governmental Approvals to the applicable Governmental Authority is (or, in the case of any Non-Essential Governmental Approval referred to in the first sentence of this Section 7.06, will be) accurate and complete in all material respects and does not or will not, as the case may be, omit to state any material fact necessary to make such information not misleading. The Project will in all material respects conform to and comply with all covenants, conditions, restrictions and reservations in the Project Governmental Approvals applicable thereto and all other Applicable Law. The Company has no reason to believe that the Agent, acting for the benefit of the Secured Parties, will not be entitled, without undue expense or delay, to all of the rights and benefits of the Company under each Project Governmental Approval of the Company set forth on Schedule III upon the exercise of remedies under the Security Documents. The Agent has received a certified copy of each Project Governmental Approval (other than the Non-Essential Governmental Approvals referred to in the first sentence of this
Section 7.06). Neither the Company, FI nor, to the best knowledge of the Company, ALatieF, is in violation in any material respect of any Governmental Approval or any other

Applicable Law. To the extent that the representations and warranties contained in this Section 7.06 relate to the Ministry of Mines Consent, such representations and warranties with respect to Ministry of Mines Consent shall be deemed first made or given on and as of the date of the first borrowing hereunder.

	  7.07. Nature of Business. The Company has not engaged in any business other than the development of the Project and Infrastructure Support Project assets contemplated to become part of the Project and, following the Closing Date, the provision of the Company Services.

	  7.08. Title; Security Documents. The Company has good, legal and valid title to the Collateral purported to be covered by the Security Documents to which it is a party, free and clear of all Liens other than Permitted Liens. The provisions of the Security Documents are effective to create, in favor of the Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on and security interest in all of the Collateral purported to be covered thereby, and, upon the filing and recording of the financing statements, other instruments and the Security Documents referred to in Section 6.01(a)(iii) hereof, all necessary and appropriate recordings and filings will have been made in all necessary and appropriate public offices, and all other necessary and appropriate action will have been taken, so that each such Security Document will create a first priority Lien on and security interest in all right, title, estate and interest of the Company in the Collateral covered or purported to be covered thereby, prior and superior to all other Liens other than Permitted Liens, valid and enforceable as such against the Company and third parties. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral purported to be covered by the Security Documents is on file with respect to the Company in any recording office, except such as may have been filed in favor of the Agent for the benefit of the Secured Parties or in respect of any Permitted Lien.

	  7.09.  Subsidiaries.  The Company has no Subsidiaries.

	  7.10.  Shareholders; Shareholder Interests and Related
Matters.

	  (a) The only shareholders of the Company on the Closing Date are ALatieF and FI. As of the Closing Date, ALatieF owns 66- % of the shares of issued and outstanding capital stock of the Company and FI owns 33- % of such stock.

	  (b) As of the Closing Date, The Company does not have outstanding any securities convertible into or exchangeable for any of its stock or other ownership interests or any rights to subscribe for or to purchase, or any warrants or options for the acquisition of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such stock or other ownership interests (other than the stock issuance provisions in favor of, and the commitments by, ALatieF and FI in the Company's articles of association and the Joint Venture Agreement, as the case may
be).

	  7.11.  Conflicting Documents; Project Documents.

	  (a) The Company is not party to or in any way bound by any Conflicting Document.

	  (b) The Agent received a certified copy of each Project Document as in effect on the date of delivery and each amendment, modification or supplement thereto and all of the Project Documents are in full force and effect. All conditions precedent to the obligations of the respective parties under the Project Documents have been satisfied or waived except for such conditions precedent which need not and cannot be satisfied until a later stage of development of the Project, and the Company has no reason to believe that any such condition precedent cannot be satisfied on or prior to the commencement of the appropriate stage of development of the Project. All representations, warranties and other factual statements made in the Project Documents, by the Company and FI and, to the best knowledge of the Company, each other Person party thereto, are true, correct and complete in all material respects (or, if stated to have been made solely as of an earlier date, were true and correct as of such date). Neither the Company nor any other Person is in default in the performance of any material covenant or obligation set forth in any Project Document.

	  7.12.  Utility Services.  All utility services
necessary for the operation, maintenance and use of the Project, including, as necessary, but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone services and facilities, are, or will be when needed, available to the Project.

	  7.13. Disclosure. The written information and materials furnished by the Company or any Affiliate thereof to the Agent, any Bank or any Affiliate thereof or its or their counsel or advisors relating either generally or specifically to the transactions contemplated by the Major Documents (including, without limitation, all written information and materials in respect of the Infrastructure Support Project, the Project, any Transferred Assets, any Major Document, any Governmental Approval or other Applicable Law relating to the transactions contemplated by any of the Major Documents and/or the business, operations, assets, prospects or condition (financial or otherwise) of the Company, FI or any material shareholder of either such Person) did not, as of the date furnished and when taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that has not been disclosed in writing to the Banks which has had, or which could reasonably be expected result in, a Material Adverse Effect with respect to the Company.

	  7.14. Use of Loans. No part of the proceeds of any Loan hereunder will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock or to extend credit to others for such purpose. No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with Regulations G, T, U or X.

	  7.15.  Existing Credit Agreement Event.  No Existing
Credit Agreement Event, and no event which with the giving of notice or lapse of time or both would be an Existing Credit
Agreement Event, is in existence.

	  7.16. Performance of Services. The Company has (internally or by contract with third parties), or will have (internally or by contract with third parties) on or prior to the time required, the necessary know-how, expertise and manpower to perform the Company Services in accordance with the provisions of the Master Services Agreement.

	  7.17. Public Utility Holding Company Act. The Company is not a "holding company", a "subsidiary company" of a "holding company" or an "electric utility company", or an "affiliate" of any of the foregoing, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

	  7.18.  Investment Company Act.  The Company is not an
"investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

	  7.19. Hak Guna Bangunan Title. The Company has no reason to believe that it will not obtain Hak Guna Bangunan title to the real property underlying the Project assets below Milepost 50 on a timely basis following application for such title with BPN.

	  7.20. Employee Benefit Plans. As of the Closing Date, no pension benefit plan as defined in Section 3(2) of ERISA maintained, sponsored or contributed to by the Company or any Company Commonly Controlled Entity or which has been so maintained, sponsored or contributed to by any such Person within the five year period prior to the Closing Date is, or during such five year period was, subject to ERISA (including, without limitation, Title IV thereof).

	  7.21. Environmental Compliance. The Company has complied with all Applicable Law relating to environmental pollution or to environmental regulation or control or to employee health or safety the non-compliance with which could have a Material Adverse Effect, and the Company has not received any notice of any such non-compliance. The Company is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in material liability to the Company.

	  SECTION 8.  COVENANTS OF THE COMPANY.  The Company
agrees that so long as any of the Commitments are in effect and until payment in full of all Obligations:

	  8.01.  Financial Statements and Other Information.  The
Company will deliver to each of the Banks:

	  (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each of the first three quarters of the fiscal year of the Company, statements of income of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, if applicable, all in accordance with GAAP, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the financial condition and results of operations, as the case may be, of the Company in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

	  (b) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, statements of income and changes in retained earnings and changes in cash flow of the Company for such year and the related balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, if applicable, all in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized international standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of the Company as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in the ordinary course of making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

	  (c) as soon as practicable, but in any event within 45 days thereof, a statement indicating any change in the regularly retained firm of independent public accountants of the Company;

	  (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with any securities exchange (but without limitation of the Company's obligations under Section 8.21);

	  (e) in the event that any capital stock of the Company shall have been publicly offered, promptly upon the mailing thereof to the Shareholders, copies of all financial statements, reports and proxy statements so mailed (but without limitation of the Company's obligations under
     Section 8.21);

	  (f) promptly after the occurrence of a material default under any Project Document, notice of such default describing the same in reasonable detail and (i) together with such notice or as soon thereafter as possible if such default is by the Company, a description of the action that the Company has taken and proposes to take with respect thereto and (ii) if such default is by any other party thereto, copies of all material correspondence and materials received by the Company from such defaulting party in respect of subject matter of such default prior to the occurrence thereof (which shall accompany such notice) and thereafter (which shall be forwarded promptly upon receipt by the Company);

	  (g)  promptly following adoption thereof pursuant to
     Article 4 of the Master Services Agreement, a copy of each year's General Operating Plan contemplated pursuant to such
     Article 4;

	  (h) promptly following any suspension or proposed suspension by FI of any Company Services pursuant to Article 7 of the Master Services Agreement, a notice of such suspension or proposed suspension describing the affected Company Services and the reasons, if any, given by FI therefor, together with copies of any written materials furnished to the Company by FI in connection with such suspension or proposed suspension;

	  (i) promptly after the Company knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto;

	  (j) as soon as available, any other document, notice or other information relating to any event, circumstance or condition which could reasonably be expected to result in a Material Adverse Effect in respect of the Company; and

	  (k) from time to time, with reasonable promptness, such other information regarding the condition (financial or otherwise), business, affairs, assets or operations of the Company, FI, ALatieF (to the extent available to FI or the Company) or the Project as the Agent or any Bank may request.

The Company will furnish to each Bank, concurrently with each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company to the effect that such officer has reviewed, or caused to be reviewed by individuals under his supervision, this Agreement and each other Major Document and has made, or has caused to be made under his supervision, a review of the transactions contemplated hereby and thereby and the condition of the Company and the Project, and such review has not disclosed the existence of, nor does such officer or any person under his supervision have any knowledge of, the existence as at the date of such certificate of any condition, event, or circumstance that constitutes a Default (in each case, irrespective of the reason for the existence thereof) or, if any such condition, event or circumstance does exist as at such date, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto.

	  8.02. Proceedings. The Company shall promptly upon obtaining knowledge of any act, event, circumstance, condition or state of facts (including, without limitation, knowledge of any pending or threatened action, suit or proceeding at law or in equity by or before any Governmental Authority or other body against the Company or any Person party to a Major Document) which has had or could reasonably be expected to result in a Material Adverse Effect, furnish to the Agent a notice of such act, event, circumstance, condition or state of facts describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company and/or FI has taken and/or proposes to take with respect thereto.

	  8.03. Maintenance of Existence; Etc. The Company shall preserve and maintain its legal existence and all of its licenses, rights, privileges and franchises necessary for the maintenance of its existence and the due performance of all its obligations under the Major Documents to which it is party and the exercise of all its rights under the Project Documents to which it is party.

	  8.04. Insurance. The Company will keep insured, or will cause to be kept insured, by financially sound and reputable insurers all property of a character usually insured by a corporation engaged in the same or similar business similarly situated and/or owning assets and properties of a nature similar to those of the Company against loss or damage of the kinds insured against, and in the amounts and with deductibles customarily carried, by such corporations and carry such other insurance as is usually carried by such corporations, and shall in all events maintain, or cause to be maintained, such insurance, in such amounts, and having such deductibles, as is or may from time to time be required under any Major Document, provided that (without limitation of the foregoing) in any event the Company will maintain or cause to be maintained:

	  (1) Property Insurance -- insurance against loss or damage covering all of the tangible real and personal property and improvements of the Company, and loss of operating income of the Company, by reason of any Peril (as defined below) in such amounts as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount at least equal to the aggregate amount of the Obligations then outstanding, subject to deductibles as aforesaid.

	  (2) Automobile Liability Insurance for Bodily Injury and Property Damage -- insurance in respect of all vehicles (whether owned, hired or rented by the Company) at any time located at, or used in connection with, its properties or operations against liability for bodily injury and property damage in such amounts as are then customary for vehicles used in connection with similar properties and businesses, but in any event to the extent required by applicable law.

	  (3) Comprehensive General Liability Insurance -- insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Company, or resulting from the use of products sold by the Company, in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of the Company and/or owning assets and properties of a nature similar to those of the Company.

	  (4)  Workers' Compensation Insurance -- insurance
     (including Employers' Liability Insurance) to the extent required by applicable Indonesia law.

	  (5) Excess and Umbrella Liability Insurance -- insurance against claims for bodily injury, death or property damage which are in excess of the coverage for such claims referred to in Section 8.04(2) and 8.04(3) hereof, in such amounts as are reasonable and customary for responsible persons engaged in businesses similar to that of the Company.

Such insurance shall name the Agent as additional insured on behalf of the Secured Parties (in the case of insurance of the type referred to in clauses (2), (3) and (5) of this Section 8.04) and as loss payee (in the case of insurance of the type referred to in clause (1) of this Section 8.04) for any physical damage claim greater than $10,000,000 (the "Threshold Amount"). All insurance required to be maintained pursuant to clause (1) of this Section 8.04 shall provide that (i) there shall be no recourse against the Agent or the Secured Parties for payment of premiums or other amounts with respect thereto and (ii) the insurer is required to provide the Agent with at least 30 days' (or ten days' in the case of nonpayment of premiums) prior notice of reduction in coverage or amount of such insurance (other than a reduction in coverage or amount resulting from a payment thereunder) or any cancellation or non-renewal on substantially the same coverage and deductible terms of any policy. With respect to the insurance required to be maintained pursuant to clauses (2)-(5) of this Section 8.04, the Company will advise the Agent promptly of any policy cancellation or any material reduction or amendment, or intended cancellation or lapse without renewal, provided that nothing herein shall limit the Company's obligation to maintain, or cause to be maintained, the foregoing insurance in effect at all times.

	  Proceeds of insurance for physical damage not exceeding the Threshold Amount received by the Company shall be applied by it to pay (or reimburse itself for) the costs of repairing or replacing the damaged property or operation. Proceeds of insurance for physical damage in excess of the Threshold Amount shall be applied as follows: (i) if no Default or Material Adverse Effect has occurred and is continuing and no Default or Material Adverse Effect could reasonably be expected to occur during any repair, replacement or reconstruction period (a "Restoration Period"), such proceeds shall be released to the Company for application as provided in the preceding sentence; and (ii) if a Default or Material Adverse Effect has occurred and is continuing or (in the opinion of the Majority Banks) could reasonably be expected to occur during the applicable Restoration Period, such proceeds shall be released as provided in clause (i) above after the Banks are notified by the Company that it intends to repair or replace the damaged property or operation, unless within 60 days after receipt by the Banks of the Company's notice, the Majority Banks direct that such proceeds be applied to the prepayment of the Loans, in which case they shall be so applied, provided that if there shall then be outstanding any Other Acquisition Indebtedness which, by its terms, requires that a portion of such proceeds be applied to the prepayment of such Indebtedness, only the portion of such proceeds equal to the product thereof and the then current Facility Fraction shall be applied to the prepayment of the Loans. Promptly after the occurrence of an event of loss giving rise to the operation of this paragraph and the Company's determination as to whether it intends to repair or replace the damaged property or operation, the Company will give the Banks (through the Agent) notice thereof.

	  On or before the date on which the initial Loans are made hereunder the Company will deliver to the Agent certificates of an insurance broker acceptable to the Agent with respect to the insurance policies required to be maintained hereunder setting forth the respective coverages, limits of liability, carriers, policy numbers and periods of coverage. Thereafter, on the renewal date of each policy the Company will deliver to the Agent certificates of an insurance broker acceptable to the Agent evidencing that all insurance required hereunder is in full force and effect. The Company will not, and will not permit any other Person to, obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this
Section 8.04 unless the Agent on behalf of the Secured Parties is the named insured thereunder, with loss payable as provided herein. The Company will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

	  Without limiting the obligations of the Company under the foregoing provisions of this Section 8.04, in the event the Company shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 8.04, then the Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Secured Parties in such amounts and against such risks as the Agent (or the

Majority Banks) shall deem appropriate and the Company shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

	  For purposes hereof, the term "Peril" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the properties of the Company are located.

	  8.05. Taxes. The Company shall pay and discharge all taxes, levies, assessments and other charges imposed on the Company or on its income or profits or on any of its property prior to the date on which material penalties attach thereto, provided that the Company shall have the right to contest the validity or amount of any such tax, levy, assessment or other charge pursuant to a Permitted Contest. The Company shall promptly pay any valid, final judgment enforcing any such tax, levy, assessment or other charge and cause the same to be satisfied of record.

	  8.06. Books and Records. The Company shall keep proper books of record in accordance with GAAP and any other method of accounting required by Applicable Law and permit representatives of the Agent or any Bank to visit and inspect its properties, to examine, copy or make excerpts from its books, records and documents and to discuss its affairs, finances and accounts with its principal officers, engineers and, in the presence of Company officers or employees (whether physical or otherwise), independent accountants, all at such reasonable times and at such intervals as such representatives may desire.

	  8.07.  Prohibition of Fundamental Changes.

	  (a) The Company shall not merge into or consolidate with, or acquire all or any substantial part of the assets or any class of stock of or other interest in any other Person, except that nothing herein shall prohibit the acquisition by the Company from FI of (i) any Initial Transfer Assets, and any related intangible rights or properties, pursuant to a Purchase and Sale Agreement for a purchase price equal to that shown on Schedule V as being applicable to such tangible Initial Transfer Assets and
(ii) any other Infrastructure Support Project asset or property listed in Exhibit I to the Joint Venture Agreement (as in effect on the Closing Date) or, in lieu of any such listed property or asset, any other Infrastructure Support Project asset or property substantially equivalent to any such listed asset or property (provided that (x) the Company shall have received all consents, waivers and/or releases necessary or, in the reasonable opinion of the Agent, desirable, under the Existing Credit Agreements and any security documentation therefor in connection with the conveyance of such other asset or property by FI to the Company and the attachment of the Liens of the Security Documents thereto with the priority purported to be granted thereby and (y) the substitution of such other asset or property for such listed asset or property shall not increase the ratio in such Exhibit I (as in effect on the Closing Date) of "public use" property within the meaning of paragraph 3 of Article 22 of the Contract of Work to non-"public use" property), in each case pursuant to a Purchase and Sale Agreement for a purchase price (the "Required Purchase Price") no greater than the Book Value of such asset or property at the time of such acquisition, provided that if the Company shall incur any Indebtedness in connection with the acquisition of any such Infrastructure Support Project assets or properties referred to in clause (ii) of this Section 8.07(a), such Indebtedness shall conform to the provisions of Section 8.10(c) below.

	  (b) The Company shall not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any assets except:

	    (i) sales of assets no longer used or useful in the Company's business made in the ordinary course of the Company's business and for which the Company shall have received prior to or concurrently with such sale adequate and fair consideration (and, if such consideration shall include cash, such cash shall have been deposited into the Master Services Proceeds Account), in an aggregate amount not exceeding $500,000 in any calendar year;

	   (ii) sales of residential single family dwellings for which the Company shall have received prior to or concurrently with such sale and deposited into the Master Service Proceeds Account adequate and fair cash consideration;

	  (iii) the sale of any Project asset to FI upon the occurrence of any Reacquisition Event (other than a Triggering Reacquisition Event) with respect to such asset (a "Reacquisition Asset"), provided that (A) no intangible Project asset or right shall be sold separately from the related tangible Project asset(s),
	  (B) the purchase price to be paid by FI for such Project asset(s) shall have been paid prior to or concurrently with such sale either (1) by deposit of immediately available funds to the Master Service Proceeds Account of an amount at least equal to the Required Sale Price for such Reacquisition Asset(s) or
	  (2) by substitution with such other property or assets of FI having a then current Book Value at least equal to the Required Sale Price for such Reacquisition Asset(s) and otherwise satisfactory to the Majority Banks and (C) pursuant to documentation satisfactory to the Agent, FI shall have directly assumed, and the Company shall be released from, all ongoing contractual liabilities and obligations relating to (but only to the extent relating to) the ownership of such Reacquisition Asset(s) and/or any Company Services in respect thereof; and

	   (iv) the sale of any or all Project assets to FI upon the occurrence of any Triggering Reacquisition Event, provided that (A) the purchase price to be paid by FI for such asset(s) shall be at least equal to the sum of all Obligations and all amounts owed by the Company in respect of Other Acquisition Indebtedness (whether or not such amounts shall be then due and payable) and (B) prior to or concurrently with such sale an amount equal to Obligations shall have been deposited by FI into the Master Services Proceeds Account in immediately available funds.

	  8.08. Maintenance of Title and Lien. The Company shall take, or cause to be taken, all action required or desirable to maintain good, legal and valid title to the Collateral purported to be covered by the Security Documents to which it is a party and shall maintain and preserve the Liens created by the Security Documents and the priority thereof. The Company shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any Security Document) reasonably requested by the Agent for such purposes. The Company shall promptly discharge at the Company's cost and expense any Lien (other than Permitted Liens) on the Collateral.

	  8.09. Limitation on Liens. The Company will not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

	  (a)  Liens created pursuant to the Security Documents;

	  (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested pursuant to a Permitted Contest, provided that the amount of any such contested taxes, assessments or other governmental charges is not material;

	  (c)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue or which are being contested pursuant to a Permitted Contest;

	  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

	  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in interest which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company;

	  (f) pledges or deposits of cash collateral in order to remove of record any Lien upon or with respect to any other property of the Company in connection with the prosecution by the Company of a Permitted Contest with respect to such Lien (including any such pledge or deposit made as security for any letter of credit referred to in Section 8.10(f));

	  (g) Liens securing Other Acquisition Indebtedness and/or Indebtedness permitted by Section 8.10(d) hereof; and

	  (h) any extension, renewal or replacement of the foregoing; provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

	  8.10. Indebtedness. The Company will not create, incur, assume or suffer to exist any Indebtedness except:

	  (a) Indebtedness to the Banks and/or the Agent hereunder;

	  (b)  Indebtedness to any Bank arising under a Permitted
     Interest Rate Protection Agreement;

	  (c) Indebtedness up to but not exceeding a principal amount of $120 million created and incurred solely in connection with any acquisition transaction permitted pursuant to Section 8.07(a)(ii) following the borrowing of Loans hereunder in an amount equal to the aggregate unreduced Commitments (as originally in effect), provided that (i) the debt/equity ratio in connection with any such acquisition shall be no greater than 2:1; (ii) the terms of such additional Indebtedness (financial or otherwise), any guaranty thereof and/or any security therefor shall be no less favorable to the Company and FI, and no more favorable to the Persons providing such Indebtedness, than the terms provided hereunder and under the other Major Documents (by way of illustration, this clause (ii) shall preclude, among other things and without limitation, the incurrence or existence of Indebtedness having (1) a final maturity date prior to the Final Maturity Date or (2) an amortization schedule (or equivalent repayment mechanism) providing for the repayment of principal (other than at final maturity) on a basis more rapid than that provided in Section 3.01(i)(x) hereof, but nothing in this clause (ii) shall preclude the incurrence or existence of Indebtedness bearing interest at a rate higher than that applicable to the Loans); (iii) each of the Company and FI shall have obtained all approvals and consents from all Persons (other than Non-Essential Governmental Approvals) necessary in connection with the consummation of such acquisition, the provision of any related additional Company Services and the incurrence of such additional Indebtedness and the Agent shall have received an opinion to such effect in form and substance satisfactory to it from counsel acceptable to it; (iv) the acquisition of such additional assets and/or the incurrence of such additional Indebtedness shall not result in, cause or otherwise give rise to a Default or Material Adverse Effect; and (v) the holders of such additional Indebtedness shall have executed and delivered to the Banks an intercreditor agreement in form and substance satisfactory to the Majority Banks;

	  (d) purchase money indebtedness, in an aggregate principal amount outstanding up to but not exceeding $5 million, incurred in connection with the acquisition of assets other than those financed in whole or part with the proceeds of the Loans or any Indebtedness referred in paragraph (c) above;

	  (e) unsecured working capital indebtedness (including letters of credit) in an aggregate amount not in excess of $15 million; and

	  (f) any letter of credit issued for the account of the Company in order to remove of record any Lien upon or with respect to any property of the Company in connection with the prosecution by the Company of any Permitted Contest if cash collateral equal to the face amount of such letter of credit shall have been deposited with or for the benefit of the issuer of such letter of credit.

	  8.11. Investments. The Company will not make or permit to remain outstanding any Investments except Permitted
Investments.

	  8.12.  Compliance with Applicable Law; Etc.

	  (a) The Company shall comply in all material respects with all Applicable Law (including, without limitation, all such applicable law relating to environmental pollution, regulation or control or to employee health or safety) and shall from time to time obtain and renew, and shall comply with, all Governmental Approvals as shall now or hereafter be necessary under Applicable Law. The Company shall promptly upon receipt or publication furnish a certified copy of each material Governmental Approval to the Agent.

	  (b) Except as provided in clause (c) below, the Company shall not petition, request or take any legal or administrative action that seeks to amend, supplement or modify any Project Governmental Approval if such amendment, supplement or modification could reasonably be expected to result in, cause or otherwise give rise to a Material Adverse Effect.

	  (c) If any Material Adverse Effect of a type referred to in clause (b) of the definition thereof shall occur and be known to the Company, the Company shall diligently and timely (i) make all filings, (ii) pursue all remedies and appeals which the Company determines, in good faith, to be desirable and (iii) take such other lawful action, in each case, as shall be necessary or, in the good faith opinion of the Company, desirable to (A) prevent such Material Adverse Effect from becoming final and non-

appealable or otherwise irrevocable, (B) postpone the effectiveness of such Material Adverse Effect and (C) cause such Material Adverse Effect to be revoked or amended or modified so as to eliminate the reasonable possibility of such Material
Adverse Effect.

	  8.13. Dividend Payments. The Company will not make any Dividend Payment at any time; provided, however, that the Company may make Dividend Payments in cash on each Quarterly Date (or if such date is not a Business Day, on the next succeeding Business Day), subject to the satisfaction of each of the following conditions on the date of such Dividend Payment and after giving effect thereto:

	  (a)  no Default shall have occurred and be continuing;

	  (b) the making and amount of such Dividend Payment shall be permitted under the terms of the Major Documents and shall not give rise to any default thereunder
     (including, without limitation, Section 11.7 of the Joint
     Venture Agreement);

	  (c) on the date of such Dividend Payment, the Company shall have paid (i) all Obligations due on or prior to such date, (ii) all Cash Operating Costs in respect of the quarterly period ending on such date, and (iii) all amounts, if any, owed to FI pursuant to Sections 10.3 and 10.4(f)(ii) of the Master Services Agreement; and

	  (d) the Company shall have delivered to each Bank upon the declaration of such Dividend Payment a certificate of a senior officer of the Company with respect to the satisfaction of the foregoing conditions as at the date of such certificate.

	  8.14. Lines of Business. The Company shall not engage in any business, services or other activity other than the ownership, possession, operation and maintenance of the Project and the provision of the Company Services as contemplated pursuant to the Major Documents.

	  8.15. Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not directly or indirectly (a) make any Investment in an Affiliate;
(b) purchase or acquire assets from an Affiliate; or (c) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate; provided that (i) nothing herein shall prohibit the Company from performing its obligations and/or exercising its rights under any Major Document, (ii) any Affiliate who is an individual may serve as a director, officer or employee of the Company and receive reasonable compensation for his or her services in such capacity and (iii) nothing herein shall prohibit any transaction between the Company and Affiliate thereof upon fair and reasonable terms no less favorable to the Company than those which would obtain in an arm's-length transaction between Persons that are not Affiliates.

	  8.16. Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely to finance the acquisition by the Company of a portion of the Initial Transfer Assets from time to time acquired by the Company during the Availability Period pursuant to each Purchase and Sale Agreement executed during such period; provided, that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

	  8.17. Cash Flow Uses. The Company will apply all funds withdrawn by the Company from the Master Services Proceeds
Account in the following order of priority:

	  FIRST, for the payment of the Obligations then due,

	  SECOND, for the payment of Cash Operating Costs then due, provided that the payment of such operating costs would not impair the Company's ability to pay its Obligations as and when such Obligations come due,

	  THIRD, for the payment of all amounts, if any, owed to FI pursuant to Sections 10.3 and 10.4(f)(ii) of the Master Services Agreement, provided that the payment of such amounts would not impair the Company's ability to pay the Obligations and any Cash Operating Costs as and when the same became due, and

	  FOURTH, for such purposes as the Company may determine, consistent with the provisions of this Agreement.

	  8.18. Project Construction; Maintenance. The Company will: (a) prior to the acquisition of any Infrastructure Support Project assets inspect such assets in order to ensure that such assets have been duly fabricated, constructed, assembled and completed in accordance with good engineering practice and generally accepted construction procedures, (b) operate and manage and, where applicable, construct the Project in accordance with sound industry practice, and (c) maintain and preserve the Project and all of its other properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear exempted.

	  8.19.  Performance, Enforcement and Amendment of
Agreements.

	  (a) The Company will at all times perform and observe in all material respects all of its covenants and agreements under each Project Document, diligently enforce all rights and obligations thereunder and maintain each Project Document in full force and effect (except to the extent of an expiration or modification by its terms), all in accordance with the terms thereof.

	  (b) The Company will not, amend, modify, supplement, terminate or waive any provision of, or exercise any election or right of approval, or permit or suffer to occur any of the foregoing, under any Project Document, its articles of association or any other constituting document of the Company unless (i) such amendment, modification, supplement or waiver relates exclusively to the amount or method of computation of the rate of return of ALatieF or (ii) in any other case, the Company shall have given the Agent prior written notice of such amendment, modification, supplement, termination or waiver together with a description of the reason(s) for and effect thereof (except that no such prior notice or description need be furnished for any amendment to the Exhibits to the Master Services Agreement augmenting the scope of Company Services and/or changing the qualitative standards applicable to any Company Services pursuant to Section 5.1 of the Master Services Agreement and the Exhibits thereto) and the effect of such amendment, modification, supplement, termination or waiver is not adverse to the Company or the Banks.

	  8.20. Conflicting Documents. The Company will not enter into, or become bound by, any Conflicting Documents.

	  8.21. Offering or Transfer of Interests in the Company. The Company will not, without the prior written consent of the Majority Banks, permit or suffer to occur any offering or transfer (whether public or private) of shares (other than the subscription by ALatieF and FI of shares of the capital stock of the Company pursuant to Article VI of the Joint Venture Agreement and the Company's articles of association) or other ownership interests in the Company or of any securities convertible or exchangeable into any such shares or ownership interests or any warrants or options for the acquisition thereof (any such offering or transfer hereinafter a "Transfer Event"), whether or not permitted by the terms of the Company's articles of association or the Joint Venture Agreement; provided, however, that notwithstanding anything to the contrary contained herein, a Transfer Event shall not require the consent of the Majority Banks so long as:

	  (i) such Transfer Event shall be in compliance with Applicable Law, the Company's articles of association and the Joint Venture Agreement;

	 (ii) such Transfer Event shall not result in, cause, otherwise give rise to, or create a significant likelihood of the occurrence of, a Default or Material Adverse Effect;

	(iii) no single Person (other than ALatieF, FI or FCX) or group of Affiliates shall own more than 10% of the capital stock of the Company after giving effect to such Transfer Event and all dilution contemplated by the terms of any convertible or exchangeable securities and warrants and options outstanding with respect to the capital stock of the Company;

	 (iv) such Transfer Event shall occur after the expiration of the Availability Period;

	  (v) the Company shall have delivered to the Agent prior to such Transfer Event a Certificate of an Authorized

     Officer of the Company as to the matters specified in clauses (i) through (iv) above; and

	 (vi) the Agent shall have received prior to such Transfer Event an opinion of counsel satisfactory to it, in form and substance satisfactory to it, as to the matters of law specified in clauses (i) and (ii) above.

	  8.22. Source of Interest. The Company will conduct business so that interest paid on the Loans and Notes to any Bank which is not a "related person" to the Company within the meaning of Section 861(c)(2)(B) of the Code as in effect on the Closing Date will be deemed to be income from sources without the United States within the meaning of Sections 861(a)(1)(A) and 861(c) of the Code as in effect on the Closing Date and (b) the Company will use its best efforts (without undue cost) to conduct business so that interest paid on the Loans and the Notes to any Bank which is not a "related person" to the Company within the meaning of Section 861(a)(2)(B) of the Code (as it may be amended or substituted after the Closing Date) will be deemed to be income from sources without the United States within the meaning of Sections 861(a)(1)(A) and 861(c) of the Code (as it may be amended or substituted after the Closing Date).

	  8.23.  HGB Title Application; Hypothec Power and Sale
Power.

	  (a) Within 60 days following the acquisition by the Company of any Infrastructure Support Project asset or property, the Company shall make or cause to be made all necessary requests and/or filings with the BPN in order to initiate proceedings for the acquisition of Hak Guna Bangunan title by the Company with respect to all real property underlying such asset or property and all real property used or useful in connection therewith, provided that such real property is located below Milepost 50. Following the initiation of such proceedings, the Company will promptly file such additional documents and take such additional action as shall be necessary to acquire Hak Guna Bangunan title to such real property.

	  (b) Promptly following the grant by BPN to the Company of Hak Guna Bangunan title to any real property, the Company shall execute and deliver to the Agent a Hypothec Power and a Sale Power with respect to such real property. The Company shall furnish to the notary public designated by the Agent such documents, forms, licenses, permits as may be required by such notary public in connection with the proper and valid execution of the Hypothec Power and/or Sale Power (including, without limitation, the original certificate of Hak Guna Bangunan title with respect to such real property).

	  8.24. Employee Benefit Plans. The Company shall, and shall cause each Company Commonly Controlled Entity to, comply in all material respects with the applicable provisions of ERISA and furnish to the Agent (i) promptly following the date on which any pension benefit plan defined in Section 3(2) of ERISA maintained, sponsored or contributed to by the Company or any Company Commonly Controlled Entity becomes subject to ERISA (including, without limitation, Title IV thereof), written notice thereof,
(ii) as soon as possible, and in any event within 30 days after any responsible officer of the Company or any Company Commonly Controlled Entity knows or has reason to know that any Reportable Event with respect to any Company Plan has occurred that alone or together with any other Reportable Event with respect to the same or another such Company Plan could reasonably be expected to result in liability of the Company to the PBGC in an aggregate amount exceeding $500,000, a statement of a financial officer of the Company setting forth the details as to such Reportable Event and the action that the Company and/or such Company Commonly Controlled Entity proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the PBGC, (iii) promptly after receipt thereof, a copy of any notice the Company or any Company Commonly Controlled Entity may receive from the PBGC relating to the intention of the PBGC to terminate any Company Plan or to appoint a trustee to administer any Company Plan, (iv) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make any required installment or other payment with respect to a Company Plan, a statement of a financial officer of the Company setting forth details as to such failure and the action that the Company and/or any Company Commonly Controlled Entity proposes to take with respect thereto, together with a copy of such notice given to the PBGC and (v) promptly and in any event within 30 days after receipt thereof by the Company or any Company Commonly Controlled Entity from the sponsor of a Company Multiemployer Plan, a copy of each notice received by the Company or any Company Commonly Controlled Entity concerning the imposition of any Withdrawal Liability by such Company Multiemployer Plan.

	  SECTION 9. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

	  (a) the Company shall default in the payment when due of any principal of any Loan; the Company shall default in the payment when due of any interest on any Loan or any other amount payable by it hereunder and such default shall continue for a period not less than five days after the due date for such interest or other amount; or FI shall default in the payment of any amount payable by it under the FI Guaranty following written demand therefor by the Agent or any Bank (through the Agent); or

	  (b) any representation, warranty or certification made or deemed made by the Company or FI in any Credit Document or in any certificate, financial statement or other document furnished by any such Person to any Bank or the Agent shall prove to have been false or misleading in any material respect as of the time made or furnished; or

	  (c) the Company shall default in the performance of any of its obligations under Section 8 hereof (other than

     Sections 8.01, 8.02, 8.03, 8.06, 8.18 and 8.22) hereof or
     any of its obligations under any Security Document; or the Company shall default in the performance of any of its obligations under Section 8.01, 8.02, 8.03, 8.06, 8.18 or
     8.22 hereof or any of its other obligations in this Agreement or any other Credit Document and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the Agent or any Bank (through the Agent); or FI shall default in the performance of its obligations under Section 4 of the FI Guaranty (other than Sections 4.01, 4.02, 4.03, 4.05, 4.06, 4.12 and 4.14);
     or FI shall default in the performance of any of its obligations under Section 4.01, 4.02, 4.03, 4.05, 4.06, 4.12 or 4.14 of the FI Guaranty or any of its other obligations under the Credit Documents (other than, in the case of FI, as set forth in paragraph (a) above) and such default shall continue unremedied for a period of 30 days after notice therein to FI by the Agent or any Bank (through the Agent); or

	  (d) the Company or FI shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

	  (e) the Company or FI shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect) or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition, readjustment or moratorium of debts, (iv) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition, readjustment or moratorium of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition, readjustment or moratorium of debts, or
     (vi) take any corporate action for the purpose of effecting any of the foregoing; or

	  (f) a proceeding or case shall be commenced involving the Company or FI without the application or consent of such Person, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition, readjustment or moratorium of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its assets, or
     (iii) similar relief in respect of the Company or FI under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition, adjustment or moratorium of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days (or such shorter period of time which such Person has pursuant to such law to cause the dismissal of such proceeding or case or stay the effectiveness of any such order, judgment or decree); or an order for relief against the Company or FI shall be entered in an involuntary case under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition, readjustment or moratorium of debts; or

	  (g) the Company shall default in the payment when due of any amount in respect of any Indebtedness (other than the Obligations) having an aggregate principal amount at least equal to $500,000 (after giving effect to any period of grace with respect to such Indebtedness); or any event specified in any note, agreement, indenture or other document evidencing or relating to any Indebtedness (other than the Obligations) (hereinafter the "Applicable Indebtedness") shall occur if the effect of such event is to cause, or (with or without the giving of any required notice or the expiration of any grace period or both) to permit the holder or holders of any Indebtedness of the Company (or a trustee or agent on behalf of such holder or holders) to cause, Indebtedness of the Company at least equal to $500,000 in the aggregate to become due, or to be prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity (other than any such event (i) constituting a sale by the Company permitted pursuant to
     Section 8.07(b) of any property or asset which sale causes Indebtedness described in Section 8.10(d) with respect to such property or asset to become due upon consummation of such sale, provided such Indebtedness is paid in full when due and (ii) which results in the prepayment of Other Acquisition Indebtedness under circumstances described in
     Section 3.04(b)(i), (ii), (iii), (iv) and/or (v) concurrently with (but not prior to) the prepayment of Loans pursuant to such Sections, except that any prepayment of such Other Acquisition Indebtedness under the circumstances described in 3.04(b)(ii) need not be concurrent with the prepayment of any Loans pursuant to such Section if the provisions of such Section shall not then be applicable to any Loans); or

	  (h) default shall be made with respect to any Indebtedness of FI (other than Indebtedness under any Existing Credit Agreement, the FI Guaranty or any other Major Document) if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of Indebtedness in an aggregate amount in excess of $10,000,000; or any payment of principal or interest, regardless of amount, on any Indebtedness of FI (other than Indebtedness under any Existing Credit Agreement, the FI Guaranty or any other Major Document) in an aggregate principal amount in excess of $10,000,000 shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness); or

	  (i) an Existing Credit Agreement Event shall have occurred and be continuing; or

	  (j) the Contract of Work shall be terminated or shall fail to be in full force and effect; or

	  (k) a final judgment or judgments shall be rendered by a court or courts against the Company or FI for the payment of money in excess of $500,000 in the aggregate (in the case of the Company) or $10,000,000 in the aggregate (in the case of FI) and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or FI, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

	  (l)  FI shall fail to make any payment when due under
     Article 10 of the Master Services Agreement; or

	  (m) the Company, ALatieF or FI shall default in its obligations under any Project Document (other than, in the case of FI, as set forth in paragraph (l) above), which default could reasonably be expected to have or result in a Material Adverse Effect, and such default shall continue unremedied for 30 days after the occurrence thereof; or

	  (n) FTX shall at any time fail to own directly or indirectly, beneficially or of record, at least 50.1% of the voting stock of FI or otherwise fail to possess the power to direct or cause the direction of the management and operations of FI; or

	  (o) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1)(A) of the Code) shall have occurred with respect to any Company Plan or FI Plan that could reasonably be expected to result in liability of the Company or FI to the PBGC or to any such Plan in an aggregate amount exceeding $500,000 (in the case of any Company Plan) or $10,000,000 (in the case of any FI Plan) and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to clause (iv) of Section 8.24 hereof or clause (iii) of Section 4.06 of the FI Guaranty, as the case may be, the Agent shall have notified the Company or FI, as applicable, in writing that, (x) the Majority Banks have made a determination that on the basis of such Reportable Event or Reportable Events or the receipt of such statement, there are reasonable grounds, (A) for the termination of the applicable Company Plan(s) or FI Plan(s), as the case may be, by the PBGC (B) for the appointment by the appropriate United States District Court of a trustee to administer such Company Plan(s) or FI Plan(s) or (C) for the imposition of a lien in favor of any Company Plan or FI Plan and (y) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Company Plan(s) or FI Plan(s); or the PBGC shall institute proceedings to terminate any Company Plan or FI Plan; or

	  (p) (x) the sponsor of a Company Multiemployer Plan or FI Multiemployer Plan shall notify the Company or any Company Commonly Controlled Entity (in the case of any Company Multiemployer Plan) or FI or any FI Company Controlled Entity (in the case of any FI Multiemployer
     Plan), as the case may be (each a "notified Person"), that such notified Person has incurred Withdrawal Liability to such Company Multiemployer Plan or FI Multiemployer Plan, as applicable, (y) such notified Person does not have reasonable grounds for contesting such Withdrawal Liability (or, if such reasonable grounds do exist, a contest of such Withdrawal Liability is not being timely prosecuted by appropriate proceedings), and (z) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Company Multiemployer Plans or FI Multiemployer Plans, as applicable, in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), exceeds or requires payments in any one year exceeding $500,000 (in the case of such Withdrawal Liabilities to Company Multiemployer Plans) or $10,000,000 (in the case Withdrawal Liabilities to FI Multiemployer Plans); or

	  (q) the sponsor of a Company Multiemployer Plan or FI Multiemployer Plan shall notify the Company or any Company Commonly Controlled Entity (in the case of any Company Multiemployer Plan) or FI or any FI Company Controlled Entity (in the case of any FI Multiemployer Plan), as the case may be, that such Company Multiemployer Plan or FI Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company, any Company Commonly Controlled Entity, FI or any FI Company Entity to all such Company Multiemployer Plans or FI Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Company Multiemployer Plans or FI Multiemployer Plans for their most recently completed plan years by an amount exceeding $500,000 (in the case of any such Company Multiemployer Plans) or $10,000,000 (in the case of any such FI Multiemployer Plans); or

	  (r) the Company or FI shall fail to obtain, renew, maintain or comply in all material respects with all such Project Governmental Approvals which shall at the time in question be necessary (i) for the performance by such Person of its respective obligations under any Credit Documents to which it is party or for the performance by such Person of its respective material obligations under any Project Documents to which it is party or, in the case of the Company, the enforcement of its respective material rights under the Project Documents, or (ii) for the grant by the Company of the Liens created or purported to be created under the Security Documents or for the validity and enforceability thereof, or any such Project Governmental Approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and such failure to obtain, renew, maintain or comply or such revocation, termination or other event shall continue unremedied for 30 days after receipt by the Company of written notice from the Agent or any Bank (through the Agent); or any proceeding shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying or withholding any such Project Governmental Approval and such proceeding is not dismissed or otherwise resolved favorably for such Person within 90 days; or any Major Document shall cease to be in full force and effect; or

	  (s) any Security Document or the FI Guaranty shall cease for any reason to be in full force and effect or any party thereto (other than the Agent or any Bank) shall so assert in writing; any Security Document shall cease to be in effective to grant to the Agent for the benefit of the Secured Parties a valid and effective first priority Lien on the Collateral described therein; or

	  (t) any Governmental Authority shall condemn, seize, nationalize, assume the management of or appropriate any material portion of the property, assets or revenues of the Company or FI (either with or without payment of compensation); or the Ministry of Mines and Energy of Indonesia (or any successor entity) or the Government of Indonesia (or any successor entity, lawful or otherwise) shall have taken any action (whether or not having the force of law) in contravention of the Contract of Work which materially adversely affects the ability of the Company, FI or ALatieF to perform its obligations under any Major Document to which it is party; or

	  (u) the Company shall abandon the Project for a period of 30 or more days,

THEREUPON: (1) in the case of an Event of Default other than those referred to in clauses (e) and (f) of this Section 9, the Agent may and, upon request of the Majority Banks, shall, by notice to the Company, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (e) or (f) of this Section 9, the Commitments shall automatically be canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

	  SECTION 10.  THE AGENT.

	  10.01. Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Without limitation of the foregoing, each Bank hereby specifically authorizes the Agent to execute and deliver on its behalf the FI Consent, each Security Document and any other document or instrument contemplated hereby or thereby. The Agent (which term as used in this sentence and in Section 10.05 hereof and in the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall not have duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents and shall not by reason of this Agreement or any other Credit Document be a trustee for any Bank; (b) shall not be responsible to any Bank for any recitals, statements, representations or warranties contained in this Agreement or in any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent, together with the written consent of the Company to such assignment or transfer, and the Agent shall have consented to such assignment or transfer.

	  10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Credit Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

	  10.03. Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of the Commitment Fee) unless notified by a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to
Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

	  10.04. Rights as Banks. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as an Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as an Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in their individual capacities. Chase (and any successor acting as an Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company and any of its affiliates) as if it were not acting as an Agent, and Chase and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

	  10.05. Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions,judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 11.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

	  10.06. Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company, FI, ALatieF and Indonesia and its own decision to enter into this Agreement and that it will, independently and without reliance upon any of the Agent or any other Banks, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. The Agent shall not be required to keep informed as to the performance or observance by the Company of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company, FI or ALatieF (or any of their respective Affiliates) which may come into the possession of the Agent or any of its affiliates.

	  10.07. Failure to Act. Except for action expressly required of the Agent hereunder and under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.05 hereof against any and all liability and expense which may be incurred by it by reasons of taking or continuing to take any such action.

	  10.08. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks (with the consent of the Company, not to be unreasonably withheld or delayed) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

	  10.09. Change of Reference Banks. Any Reference Bank may at any time be replaced at the request of the Company or any other Bank (with the consent of the Company) by another Bank designated (or consented to) by the Company, provided the Majority Banks (including in any event such other Bank) consent to such replacement.

	  SECTION 11.  MISCELLANEOUS.

	  11.01. Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

	  11.02. Notices. All notices and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing and telexed, telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified opposite its name on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

	  11.03. Expenses, Indemnification; Etc. The Company agrees to pay or reimburse each of the Banks and the Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the fees and expenses of Milbank, Tweed, Hadley & McCloy, special United States counsel to the Agent) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the other Credit Documents and the Project Documents and the making of the Loans hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement, any of the other Credit Documents or any Project Document; (b) all costs and expenses of the Banks and the Agent (including counsels' fees) in connection with any Default and any enforcement or collection proceedings resulting therefrom; and (c) all transfer, stamp, documentary or, other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any or the other Credit Documents or any Project Document or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any other Credit Document or any Project Document or any document referred to herein or therein.

	  The Company hereby agrees to indemnify the Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any third party investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to (a) any actual or proposed use by the Company of the proceeds of any of the Loans, (b) the execution, delivery and performance (or breach) by any of the Company, FI, ALatieF or any other Person party to a Major Document (other than the Agent or any Bank) of any Major Document or any document contemplated thereby and (c) without limitation of (b) above, any failure by any of the Company, FI, ALatieF or any other Person party to a Major Document (other than the Agent or any Bank) to comply with Applicable Law (including, without limitation, any such law relating to the protection of health, safety and/or the environment). Such indemnity shall include, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), and shall survive the payment in full of all other Obligations.

	  11.04. Amendments, Etc. (a) Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company, the Majority Banks (or by the Agent acting with the consent of the Majority Banks) and, solely in the case of any "FI Amendment" (as defined below) and without limitation of any obligations of FI under the FI Guaranty, FI, and any provision of this Agreement may be waived by the Majority Banks (or by the Agent acting with the consent of the Majority Banks); provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks (and, if its rights are affected thereby, the Agent): (a) increase the amount or extend the term of the Commitment, or extend the time for the reduction or termination of the Commitments, (b) extend the date fixed for the payment of principal of or interest on any Loan,
(c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee is payable hereunder, (d) alter the terms of this Section 11.04, (e) amend the definition of the term "Majority Banks", or (f) release or otherwise terminate the Lien in favor of the Banks under the Security Documents with respect to any Collateral (except as otherwise permitted by the Credit Documents). For purposes of this Section 11.04, the term "FI Amendment" shall mean any amendment or modification to this Agreement which (a) increases the Commitments, or provides for the making of loans to the Company, in either case in a principal amount greater than $60 million, (b) increases the Applicable Margin, (c) changes in a manner adverse to the Company the basis for determining the rate of interest applicable to the Loans from that set forth in the definition of "SIBO Rate" in Section 1.01 or Section 5.02, as applicable, (d) increases the rate at which commitment fees accrue pursuant to Section 2.04(a), (e) advances the Final Maturity Date or makes the amortization of principal of the Loans more rapid than as provided in Section 3.01(i)(x) or (f) releases or otherwise terminates the Lien in favor of the Banks with respect to any material Collateral (except to the extent such release or termination is permitted under the Credit Documents).

	  (b) In the case of any amendment or modification of this Agreement which, in accordance with the terms hereof is required only to be, and is in fact, approved and executed by less than all of the Banks (or, where expressly provided herein, by the Agent alone), each Bank that has not and, in accordance with the terms hereof, is not required to, approve and execute such amendment or modification shall be deemed to have (i) approved such amendment or modification and (ii) appointed the Agent as its lawful attorney-in-fact to execute such amendment or modification on its behalf.

	  11.05. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

	  11.06.  Assignments and Participations.

	  (a) The Company may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

	  (b) No Bank may assign any of its Loans, its Note or its Commitment without the prior consent of the Company and the Agent; provided that, (i) such consent shall not be unreasonably withheld so long as such Bank retains for its own account a portion of its Commitment and/or Loans in an amount not less than U.S. $5,000,000; (ii) without the consent of the Company or the Agent, any Bank may assign to another Bank or its affiliate all or (subject to the further clauses below) any portion of its Commitment; (iii) unless the Company and the Agent otherwise consent, any such partial assignment shall be in a minimum amount of U.S. $2,500,000 (or, if such Bank's Commitment is greater than U.S. $2,500,000 but not in excess of U.S. $5,000,000, in a minimum amount equal to the excess of such Bank's Commitment amount over U.S. $2,500,000); (iv) such assigning Bank shall also simultaneously assign to such assignee Bank the same proportion of each of its Loans then outstanding (together with the same proportion of its Note then outstanding) and (v) such assignee Bank shall be a commercial bank. Upon written notice to the Company and the Agent of an assignment permitted by the preceding sentence (which notice shall identify the assignee, the amount of the assigning Bank's Commitment and Loans assigned in detail reasonably satisfactory to the Agent) and upon the effectiveness of any assignment consented to by the Company and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portions thereof) so assigned.

	  (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it,in which event each such participant shall not have any rights or benefits under this Agreement or any Note or any other Credit Document (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Company to any Bank under Section 5 hereof shall be determined as if such Bank had not sold or agreed to sell any participations in such Loan and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under any other Credit Document or under such Bank's Note except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of the time for the reduction or termination, of such Bank's Commitment, (ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the participant,
(iii) the reduction of any payment of principal thereof, (iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) commitment fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation or (v) release or otherwise terminate the Lien under any Security Document on any of the assets and revenues purported to be covered thereby except as otherwise expressly provided in the Credit Documents.

	  (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal
Reserve Bank.  No such assignment shall release the transferror
Bank from its obligations hereunder.

	  (e) A Bank may furnish any information concerning the Company in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section
11.11 hereof.

	  11.07. Survival. The obligations of the Company under Sections 5.01, 5.04 and 11.03 hereof shall survive the repayment of the Loans and the termination of the Commitments.

	  11.08. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

	  11.09. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

	  11.10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Certain Claims and Defenses.
This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the state of New York. Without in any way limiting the right of any Secured Party to commence and pursue proceedings against the Company in Indonesia, the Company hereby submits to the nonexclusive jurisdiction of (1) the United States district court for the southern district of New York, (2) any New York state court sitting in New York City and (3) High Court of Justice in London, United Kingdom for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE COMPANY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Company additionally hereby irrevocably waives, to the fullest extent permitted by law, any claim or defense that any action or proceeding relating in any way to this Agreement, the Loans, the Notes or any other Credit Document should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Company relating in any way to this Agreement, the Loans, the Notes or any other Credit Document whether or not commenced earlier. To the fullest extent permitted by law, the Company shall take all measures necessary for any such action or proceeding commenced by the Agent or any Bank to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by the Company. To the extent that the Company may now or hereafter be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any Credit Document, to claim for itself or its property, assets or revenues any immunity (whether by reason of sovereignty or otherwise) from suit, jurisdiction of any court, attachment prior to judgement, set-off, execution of a judgment or from any other legal process or remedy, and to the extent that there may be attributed to the Company such an immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity.

	  11.11. Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any of the Banks or the Agent, (c) to bank examiners, auditors or accountants, (d) to any Agent or any other Bank, (e) as required in connection with any litigation to which any one or more of the Banks or the Agent is a party, (f) to other experts engaged by the Agent or any Bank in connection with the Credit Agreement and the transactions contemplated hereby, (g) to the extent that such information is required to be disclosed to a Government Authority in connection with a tax audit or dispute,
(h) in connection with any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company and/or FI under the Credit Documents or the obligations of any party under any Project Document or (i) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank an agreement (a "Confidentiality Agreement") in substantially the form of Exhibit N hereto; and provided finally that in no event shall any Bank or any Agent be obligated or required to return any materials furnished by the Company. The obligations of each Bank under this Section 11.11 shall supersede and replace the obligations of such Bank under any confidentiality letter in respect of this financing signed and delivered by such Bank to the Company prior to the date hereof.

	  11.12. Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York, New York, United States is of the essence,

and Dollars shall be the currency of account in all events. The payment obligations of the Company under this Agreement and the Notes shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to Dollars and transfer to New York City under normal banking procedures does not yield the amount of Dollars in New York City due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (the "second currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with the second currency on the Business Day next preceding that on which such judgment is rendered. The obligation of the Company in respect of any such sum due from it to the Agent or any Bank hereunder or under the Notes (an "entitled person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such entitled person of any sum adjudged to be due hereunder or under the Notes in the second currency such entitled person may in accordance with normal banking procedures purchase in the free market and transfer to New York City Dollars with the amount of the second currency so adjudged to be due; and the Company hereby agrees, as a separate obligation and notwithstanding any such judgment, to indemnity such entitled person against, and to pay such entitled person on demand, in Dollars in New York City, any difference between the sum originally due to such entitled person in Dollars and the amount of Dollars so purchased and transferred.

	  11.13. Publication of Articles of Association. Each Bank hereby releases the Direksi (executive officers) of the Company from any personal liability that such Direksi may have hereunder solely as a consequence of the Company having executed this Agreement prior to the publication of the Company's articles of association in the official Gazette, provided that the foregoing release shall not apply to (i) any personal liability of the Direksi arising as a consequence of any other event or circumstance whatsoever or (ii) any liability or obligation of the Company or any other Person (including FI) under any Major Document.

	  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Company              P.T. ALATIEF FREEPORT
			   INFRASTRUCTURE CORPORATION

			 By
			   Name:
			   Title:

			 Sarinah Jaya
			 Jl. Rawa Terale II, No. 2,
			 Kawasan Industri Pulo Gadung
			 Jakarta, Indonesia

			 Telecopier No.:  6221 489 5019

			 Telephone No. :  6221 489 3659

			 Attention:  Noor Budaman

The Agent                THE CHASE MANHATTAN BANK
			   (NATIONAL ASSOCIATION), AS AGENT

			 By
			   Name:
			   Title:

			 Address for Notices to Chase
			   as Agent:

			 7th Floor World Trade Center
			 280 Gloucester Road
			 Causeway Bay
			 Hong Kong

			 Telex No.     :     73437 CHASM HX

			 Telecopier No.:     852-837-5221

			 Telephone No. :     852-837-5536

			 Attention     :     Tommy Tang,
					     Agency/OBU

			 Copies to:

			 The Chase Manhattan Bank, N.A.
			 Chase Plaza - 4th Floor
			 Jl. Jend. Sudirman Kav. 21
			 Jakarta , Indonesia

			 Telecopier No.:     6221-571-2445
					     6221-571-0958

			 Telephone No. :     6221-571-8446

			 Attention     :     Witjaksono Sidharta

The Banks                THE CHASE MANHATTAN BANK
			   (NATIONAL ASSOCIATION)

			 By
			   Name:
			   Title:

			 Address for Notices:

			 New York International
			   Banking Facility
			 c/o Asia Service Unit
			 7th Floor World Trade Center
			 280 Gloucester Road
			 Causeway Bay
			 Hong Kong

			 Telex No.     :  73437 CHASM HX

			 Telecopier No.:  852-837-5221

			 Telephone No. :  852-837-5534

			 Attention     :  Franky Lai,
					  Agency/OBU

			 Copies to:

			 The Chase Manhattan Bank, N.A.
			 Chase Plaza - 4th Floor
			 Jl. Jend. Sudirman Kav. 21
			 Jakarta , Indonesia

			 Telecopier No.:  6221-571-2445
					  6221-571-0958

			 Telephone No. :  6221-571-8446

			 Attention     :  Witjaksono Sidharta

The Banks                AMERICAN EXPRESS BANK LTD.

			 By:_________________________
			    Name:
			    Title:

			 Address for Notices:

			 16 Collyer Quay
			 Hitachi Towers
			 8th Floor
			 Singapore  0104

			 Telex No.     :  RS 21172

			 Telecopier No.:  (65) 5384833
					  (Singapore)

					  (6221) 521 6999
					   (Jakarta)

			 Telephone No.:   (65) 43930652
					  (Singapore)

					  (6221) 521 6455
					  (Jakarta)

			 Attention:       Juliana Ong,
					  Singapore

					  Eko Budianto,
					  Jakarta

The Banks                BANQUE PARIBAS

			 By:_________________________
			    Name:
			    Title:

			 Address for Notices:

			 UOB Plaza I #43-01
			 80 Raffles Place
			 Singapore  0104

			 Telex No.     :  RS 20414 PARSIN

			 Telecopier No.:  (65) 5384300

			 Telephone No. :  (65) 4395000

			 Attention:       Gigi Chen,
					   Assistant General
					   Manager, Project Finance

					  Patrick Bader,
					   Deputy Manager
					   Project Finance

The Banks                CITIBANK, N.A.

			 By:_________________________
			    Name:
			    Title:

			 Address for Notices:

			 5 Shenton Way
			 UIC Building
			 Singapore  0106

			 Telex        : RS 24584 CITIBANK

			 Telecopy No. : (65) 320-5092

			 Telephone No.: (65) 320-5337

			 Attention    : Corporate Finance
					Money Market
					Restiana Ling Gadjaya
					Sylvia Tennjaya

			 Copies to:

			 Citibank, N.A. Jakarta
			 Landmark Building
			 Jl. Jend. Sudirman No. 1
			 Jakarta  12910

			 Attention:     Robert Hughes
					John Pitfield

The Banks                BANQUE NATIONALE DE PARIS

			 By:_________________________
			    Name:
			    Title:

			 Address for Notices:

			 Tung Centre
			 20 Collyer Quay
			 Singapore  0104

			 Telex No.     :  NABAPAR RS 24315
						     23424

			 Telecopier No.:  (65) 2243459

			 Telephone No. :  (65) 2240211

			 Attention     :  Lee Fook Chiew
					  Edmund Tang
					  Therese Miranda

The Banks                ABN AMRO BANK N.V.

			 By:_________________________
			    Name:
			    Title:

			 Address for Notices:

			 18 Church Street
			 Singapore  0104

			 Telex No.     :  ABNSIN RS 24396

			 Telecopier No.:  (65) 5325373

			 Telephone No. :  (65) 5315319

			 Attention     :  Corporate Banking
					  Department
					  Chow Ying Hoong
					  Joey Wong

The Banks                BRI FINANCE LIMITED

			 By:_________________________
			    Name:
			    Title:

			 Address for Notices:

			 30/F, Far East Finance Centre
			 16 Harcourt Road, HK
			 Hong Kong

			 Telex No.     :  70397 BRIEL HX

			 Telecopier No.:  (852) 8613693

			 Telephone No. :  (852) 5271318

			 Attention     :  Simon S.W. Wong
					  Windy Leung

The Banks                PT. PAN INDONESIA BANK

			 By:_________________________
			    Name:
			    Title:

			 Address for Notices:

			 Panin Bank Centre
			 Jl. Jend. Sudirman (Senayan)
			 Jakarta  10270-Indonesia

			 Telex No.     :  47380,
					  47384 PIBHO JA

			 Telecopier No.:  (005 6221) 7251903

			 Telephone No. :  (005 6221) 7394545

			 Attention     :  Devid Lukman

								  SCHEDULE I
						     to the Credit Agreement

			   LIST OF APPLICABLE LENDING OFFICES
			      OF THE BANKS AND COMMITMENTS

  Name of Bank                  Applicable Lending Office        Commitment

  The Chase Manhattan Bank      New York International Banking  $15,000,000
  (National Association)        Facility
				c/o Asia Service Unit
				7th Floor World Trade Center
				280 Gloucester Road
				Causeway Bay
				Hong Kong

  American Express Bank         Singapore                       $14,000,000
  Ltd.                          16 Collyer Quay
				Hitachi Towers
				8th Floor
				Singapore 0104

  Banque Paribas                Singapore Branch                $10,000,000
				UOB Plaza I #43-01
				80 Raffles Place
				Singapore  0104

  Citibank, N.A.                Singapore                       $10,000,000
				5 Shenton Way
				UIC Building
				Singapore 0106

  Banque Nationale de           Singapore Branch                $ 5,000,000
  Paris                         Tung Centre
				20 Collyer Quay
				Singapore 0104

  ABN AMRO Bank N.V.            Singapore Branch                $ 4,000,000
				18 Church Street
				Singapore  0104

  BRI Finance Limited           Hong Kong                       $ 1,000,000
				30th Floor
				Far East Finance Centre
				16 Harcourt Road
				Hong Kong

  PT. Pan Indonesia Bank        Panin Bank Centre               $ 1,000,000
				Jl. Jend. Sudirman (Senayan)
				Jakarta, 10270 Indonesia
								===========

			  TOTAL COMMITMENT                      $60,000,000



								 SCHEDULE II
							 to Credit Agreement

			     LITIGATION RELATING TO COMPANY

					 (NONE)



								SCHEDULE III
							 to Credit Agreement

			     PROJECT GOVERNMENTAL APPROVALS
		    (OTHER THAN NON-ESSENTIAL GOVERNMENTAL APPROVALS)

1. Notification Letter of Presidential Approval from the State Minister of Investment/Chairman of the Capital Investment Coordinating Board approving the application of FI and ALatieF to form the Company.

2. Notification Letter of Presidential Approval from the State Minister of Investment/Chairman of the Capital Investment Coordinating Board approving the transfer of the Initial Transfer Assets from FI to the Company.

3. Decree of the Minister of Justice of the Republic of Indonesia granting approval of the Articles of Association of the Company.

4. Letter signed by a duly authorized senior official of the Bank of Indonesia evidencing registration of the Credit Agreement with the Bank of Indonesia.

5. BPN Confirmation

6. Ministry of Mines Consent



								 SCHEDULE IV
							 to Credit Agreement

				       (NOT USED)